NOTICE & PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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☐ Preliminary Proxy Statement	☐ CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

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☐    Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

R. R. Donnelley & Sons Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2009

ANNUAL MEETING OF STOCKHOLDERS

Meeting Notice

Proxy Statement

111 South Wacker Drive

Chicago, Illinois 60606-4301

2009 ANNUAL MEETING OF STOCKHOLDERS

Meeting Notice

WHERE

Renaissance Chicago O’Hare

Suites Hotel

8500 Bryn Mawr Avenue

Chicago, Illinois 60631

WHEN

Thursday, May 21, 2009 at

11:00 a.m. Chicago time

WHY

•	To elect the directors of the Company for a one-year term

•	To vote to ratify the appointment by the Audit Committee of Deloitte & Touche LLP as the Company’s independent registered public accounting firm

•	To vote on two stockholder proposals set out in the proxy statement, if such proposals are properly introduced at the meeting

•	To conduct any other business if properly raised

RECORD DATE

The close of business on April 3, 2009

You will find more information on the matters for voting in the proxy statement on the following pages. If you are a stockholder of record, you may vote by mail, by toll-free telephone number, by using the Internet or in person at the meeting.

Your vote is important! Please sign, date and return the enclosed proxy card in the envelope provided, call the toll-free number or log on to the Internet – even if you plan to attend the meeting. You may revoke your proxy at any time before it is voted.

You will find instructions on how to vote on page 13. Most stockholders vote by proxy and do not attend the meeting in person. However, as long as you were a stockholder on April 3, 2009, you are invited to attend the meeting, or to send a representative. Please note that only persons with an admission ticket or evidence of stock ownership or who are guests of the Company will be admitted to the meeting.

By Order of the Board of Directors

Suzanne S. Bettman

Secretary

April 15, 2009

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 21, 2009. This proxy statement and our annual report to stockholders are available on the internet at www.rrdonnelley.com/proxymaterials. On this site, you will be able to access our 2009 proxy statement, our 2008 annual report which includes our annual report on Form 10-K for the fiscal year ended December 31, 2008, and any amendments or supplements to the foregoing material that is required to be furnished to stockholders.

2009 ANNUAL MEETING OF STOCKHOLDERS

Proxy Statement

April 15, 2009

This proxy statement is issued by RR Donnelley in connection with the 2009 Annual Meeting of Stockholders scheduled for May 21, 2009. This proxy statement and accompanying proxy card are first being mailed to stockholders on or about April 15, 2009.

Proposals

Proposal 1: Election of Directors

The following information about the business background of each person nominated by the Board has been furnished to the Company by the nominees for director. In accordance with the terms of the combination agreement between the Company and Moore Wallace Incorporated (“Moore Wallace”) dated November 8, 2003 (the “Combination Agreement”), Messrs. Pope and Riordan were appointed to the board effective February 27, 2004. In the following descriptions, director service includes service as a director of the Company, Moore Wallace, Moore Corporation Limited (“Moore”) and Wallace Computer Services, Inc.

Each director will serve until the next annual meeting of stockholders or until a successor is elected and qualified, or until earlier resignation, removal, or death.

Thomas J. Quinlan III

Chief executive officer and president of the Company since April 2007; group president, Global Services of the Company from October 2006 to April 2007; chief financial officer of the Company from April 2006 to October 2007; executive vice president, operations of the Company from February 2004 to October 2006; various capacities at Moore Wallace (and its predecessor, Moore) that included: executive vice president-business integration from May 2003 to February 2004; executive vice president-office of the chief executive from January 2003 until May 2003; and executive vice president and treasurer from December 2000 until December 2002; executive vice president and treasurer of Walter Industries, Inc., a homebuilding industrial conglomerate, in 2000; various positions, including vice president and treasurer, at World Color Press, Inc. from 1994 until 1999.

Age: 46

Director since: 2007

Stephen M. Wolf

Chairman of Board of Directors of the Company; chairman of Lehman Brothers Private Equity Advisory Board, July 2005 to September 2008; managing partner of Alpilles, LLC, a private investment Company, April 2003 to present; non-executive chairman of US Airways Group, Inc., an air carrier holding company, and its subsidiary US Airways, Inc., an air carrier, 2003; chairman of US Airways Group, Inc. and US Airways, Inc., 1996 to 2002; chief executive officer of US Airways Group, Inc. and US Airways, Inc., 1996 to 1998 and 2001 to 2002; previously and from 1994, senior advisor in Lazard Frères & Co. LLC, an investment banking firm; chairman and chief executive officer UAL Corporation and United Airlines, Inc., 1987-1994.

Directorships: Philip Morris International Inc.

Age: 67

Director since: 1995

Lee A. Chaden

Chairman of Hanesbrands Inc. (spun off from Sara Lee Corporation September 2006), a global consumer products company, January 2008-December 2008; former executive chairman of Hanesbrands, April 2006 to December 2007; chief executive officer of Sara Lee Branded Apparel, a division of Sara Lee Corporation, a global consumer products company, 2004 to 2006; prior thereto, various positions at Sara Lee Corporation since 1991.

Directorships: Carlson Companies, Inc.; Hanesbrands Inc.

Age: 67

Director since: 2008

E.V. (Rick) Goings

Chairman and chief executive officer of Tupperware Brands Corporation, a global manufacturer and seller of kitchen, beauty and personal care products, 1997 to present; president and chief operating officer of Tupperware Corporation, 1992-1997.

Directorships: Tupperware Brands Corporation

Age: 63

Director since: 2008

Proposals

Judith H. Hamilton

Former president and chief executive officer of Classroom Connect Inc., a provider of materials integrating the Internet into the education process, January 1999 to 2002; former president and chief executive officer of FirstFloor Software, an Internet software publisher, April 1996 through July 1998; former chief executive officer of Dataquest, a market research firm for technology, 1992-1996.

Directorships: Novell, Inc.

Age: 64

Director since: 1995

Susan M. Ivey

Chairman of Reynolds American Inc. (RAI) since January 2006, President and Chief Executive Officer of RAI since January 2004. Chairman of R. J. Reynolds Tobacco Company, a wholly owned operating subsidiary of RAI, referred to as RJR Tobacco, since July 2004; Chief Executive Officer of RJR Tobacco, July 2004 to December 2006; President and Chief Executive Officer of Brown & Williamson Holdings Inc. (formerly known as Brown & Williamson Tobacco Corporation, and referred to here as B&W) from 2001 to 2004; Director of B&W from 2000 to 2004 and Chairman of the Board of B&W from January 2003 to 2004; prior thereto, various positions with both B&W and its parent company British American Tobacco plc since 1981.

Age: 50

Director since: 2009

Thomas S. Johnson

Retired chairman and chief executive officer of GreenPoint Financial Corp., a bank holding company, and its subsidiary, GreenPoint Bank, a New York chartered savings bank, 1993 to 2004.

Directorships: Alleghany Corporation; The Phoenix Companies, Inc.

Age: 68

Director since: 1990

John C. Pope

Chairman of PFI Group, LLC, a private investment company; Chairman of Waste Management, Inc., a NYSE-listed waste collection and disposal firm since 2004; chairman of MotivePower Industries, Inc., a NYSE-listed manufacturer and remanufacturer of locomotives and locomotive components, from December 1995 to November 1999; president, chief operating officer and a director of UAL Corporation and United Air Lines from May 1992 to July 1994 and prior thereto, various positions since 1988.

Directorships: Con-way, Inc.; Dollar Thrifty Automotive Group, Inc.;
Kraft Foods, Inc.; Waste Management, Inc.

Age: 60

Director since: 1996

Michael T. Riordan

Former chairman, president and chief executive officer of Paragon Trade Brands, Inc., a manufacturer of diapers and other absorbent products, from May 2000 to February 2002; former president and chief operating officer of Fort James Corporation from August 1997 to August 1998 and, prior to that, chairman, president and chief executive officer of Fort Howard Corporation.

Directorships: Clearwater Paper Corporation

Age: 58

Director since: 1999

Oliver R. Sockwell

Former president and chief executive officer of Construction Loan Insurance Corporation (Connie Lee) and its subsidiary, Connie Lee Insurance Company, financial guarantee insurance companies, 1987 to 1997.

Directorships: Liz Claiborne, Inc.; Wilmington Trust Corporation

Age: 65

Director since: 1997

Proposals

The Board recommends that stockholders vote for each of our nominees. Only directors that receive more “FOR” than “AGAINST” votes will be elected. In the event that an incumbent director is not reelected, the Company’s Principles of Corporate Governance require that director to promptly tender his or her resignation. The Board will accept this resignation unless it determines that the best interests of the Company and its stockholders would not be best served by doing so.

If any nominee does not stand for election, proxies voting for that nominee may be voted for a substitute nominee selected by the Board. The Board may also choose to reduce the number of directors to be elected at the meeting.

In 2008, the Board met 6 times. Each director of the Company during 2008 was present for at least 75% of the total number of meetings of the Board and those committees of which the director was a member during the period he or she served as a director.

Proposal 2: Ratification of Auditors

Proposal 2 is the ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as the independent registered public accounting firm to audit the financial statements of the Company for fiscal year 2009. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. The Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests. Representatives of Deloitte & Touche LLP will be present at the meeting. They will be available to respond to your questions and may make a statement if they desire.

The affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy at the 2009 Annual Meeting and entitled to vote on the ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for 2009 is required to approve the proposal.

The Board of Directors and the Audit Committee recommend that the stockholders vote FOR the ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for 2009.

Proposal 3: Stockholder Proposal

We have been notified that Domini Social Investments, 536 Broadway, 7th Floor, New York, New York 10012-3915, who has provided certification indicating that, as of December 18, 2008, it was the beneficial owner of 2,418 shares of the Company’s common stock, of which it has held 2,418 for more than one year, and that it intends to maintain such ownership through the date of the 2009 Annual Meeting, expects to introduce and support the following proposal at the 2009 Annual Meeting. Based on the information above, the stockholder proponent owns a total of approximately 0.001% of the total shares of the Company’s common stock outstanding.

Whereas: As a global provider of printing services, paper products provide significant raw materials for RR Donnelley’s products. Forests are rapidly declining at a rate of 55 football fields per minute according to the United Nations and only about 20% of the world’s original forests remain undisturbed.

A 2007 report, Consuming Canada’s Boreal Forest, tracks the supply chain of our company’s paper to Canada’s Boreal Forest, the largest remaining ancient forest left in North America. The Boreal is home to more than 30% of North America’s bird species and contains the largest remaining populations of woodland caribou and wolverines. These and other species have declined significantly due to habitat loss, in part, from unsustainable logging.

The Boreal region also plays a vital role in mitigating climate change impacts by storing extensive amounts of carbon. Forests store the equivalent of 175 years of global fossil fuel emissions, with Boreal forests storing the largest percentage of carbon. Forest loss is responsible for 20-25% of total carbon dioxide (CO2) emission globally.

The Intergovernmental Panel on Climate Change (IPCC), the leading international network of climate scientists, has concluded that global warming is “unequivocal.” The Stern Review on the Economics of Climate Change states greenhouse gas emissions from deforestation are greater than emissions for the global transportation sector. “Action to preserve the remaining areas of natural forest is needed urgently,” is one of the report’s conclusions.

Our company can reduce its impact on global warming by increasing the use of recycled paper and purchasing virgin paper that is certified by the Forest Stewardship Council (FSC). FSC is the only independent certification system in the world

Proposals

accepted by the conservation, aboriginal and business communities. FSC is the world’s largest and fastest growing certification system, by hectares.

Protests across North America and Europe have targeted various companies’ fiber sourcing practices. Although our company offers FSC-certified paper to those customers requesting it, our company can protect its reputation by phasing out purchases of non-FSC certified papers. Companies such as Staples, Office Depot, Corporate Express and FedEx Office already have FSC-certified paper procurement preferences. Major banks, such as JP Morgan Chase and Bank of America, have expressed a preference for FSC and adopted policies limiting or prohibiting investment in companies and industries that negatively impact ancient forests.

RESOLVED: Shareholders request the Board to prepare a report, at reasonable cost and omitting proprietary information, by November 30, 2009, assessing the feasibility of increasing our company’s use of FSC certified fiber and increasing the use of postconsumer recycled fiber as a means to reduce our company’s impact on greenhouse gas emissions.

Supporting Statement:

The study should discuss the Company’s goals and timeframes with respect to:

•	Increasing the use of FSC-certified fiber with the goal of phasing out virgin fiber certified by less credible certification schemes;

•	Increasing the use of recycled fiber as a means to reduce reliance on virgin materials; and

•	Estimating avoided greenhouse gas emissions from these activities.

Position of the Board of Directors

The Board of Directors recommends that the stockholders support the Board of Directors and vote AGAINST the stockholder proposal.

As a provider of print and print-related services, we are a custom contract manufacturer of products. These products are designed by our customers and produced on paper specified by them.

While we typically use paper provided or requested by our customers, we encourage the use of recycled or FSC-certified paper to the greatest extent practicable and offer environmentally-conscious paper to our customers through our supply chain. We are proud to report that we have certified the majority of our print operations for Forest Stewardship Council (FSC). With more than 120 FSC-certified facilities in the United States, Canada, Mexico, Europe and Asia, we believe we have the strongest adoption of FSC principles of any printer in the world. In addition, we demonstrate our commitment to the policies underlying FSC by using FSC-certified paper on internal printed documents, including our Annual Report.

The Company has a long history of responsible use of natural resources. We are committed to the promotion of sustainable forestry and frequently review our environmental policies and practices to improve our efforts to encourage ecological practices on a global level. We are proud of our commitment to sustainable forest management and highlight this capability and our improvement of the environment on our website, which makes available to the public our Corporate Social Responsibility report and our Environmental, Health & Safety Policy. These materials highlight our efforts to continuously improve and utilize practices that endeavor to reduce greenhouse gas emissions, develop pollution prevention and recycling opportunities, and use paper, energy and other resources more efficiently. Please review these materials at www.rrdonnelley.com for more detailed descriptions of our practices.

The affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy at the 2009 Annual Meeting and entitled to vote on the stockholder proposal is required to approve it.

The Board of Directors recommends that the stockholders vote AGAINST the stockholder proposal.

Proposal 4: Stockholder Proposal

We have been notified that William Steiner, 112 Abbottsford Gate, Piermont, New York 10968, who has provided certification indicating that as of December 10, 2008 he was the beneficial owner of 5,200 shares of the Company’s common stock and that he intends to maintain such ownership through the date of the 2009 Annual Meeting, expects to introduce and support the following proposal at the 2009 Annual Meeting. Based on the information above, the stockholder proponent owns a total of approximately 0.003% of the total shares of the Company’s common stock outstanding.

Proposals

4- Special Shareowner Meetings

RESOLVED, Shareowners ask our board to take the steps necessary to amend our bylaws and each appropriate governing document to give holders of 10% of our outstanding common stock (or the lowest percentage allowed by law above 10%) the power to call special shareowner meetings. This includes that such bylaw and/or charter text will not have any exception or exclusion conditions (to the fullest extent permitted by state law) that apply only to shareowners but not to management and/or the board.

Special meetings allow shareowners to vote on important matters, such as new directors, that can arise between annual meetings. If shareowners cannot call special meetings investor returns may suffer. Shareowners should have the ability to call a special meeting when a matter merits prompt consideration.

Statement of William Steiner

Fidelity and Vanguard supported a shareholder right to call a special meeting. The proxy voting guidelines of many public employee pension funds also favored this right. The Corporate Library and Governance Metrics International have taken special meeting rights into consideration when assigning company ratings.

This proposal topic won impressive support at the following companies based on 2008 yes and no votes:

Occidental Petroleum (OXY)	66%	Emil Rossi (Sponsor)
FirstEnergy (FE)	67%	Chris Rossi
Marathon Oil (MRO)	69%	Nick Rossi

The merits of this Special Shareowners Meetings proposal should also be considered in the context of the need for further improvements in our company’s corporate governance and in individual director performance. In 2008 the following governance and performances issues were identified:

•

John Pope was still the Chairman of the key Audit Committee and was rated a “Problem Director” by The Corporate Library www.thecorporatelibrary.com, an independent investment research firm because he was on the Chapter 11-tainted Federal-Mogul board.

•	John Pope was also designated “Accelerated Vesting” director by The Corporate Library-due to involvement with a board that sped up stock option vesting to avoid recognizing the related cost.

•	Plus John Pope also served on five boards – Overextension concern.

•	Our directors served on board rated “D” by The Corporate Library:

Oliver Sockwell	Wilmington Trust (WL)
Oliver Sockwell	Liz Claiborne (LIZ)
Thomas Johnson	Alleghany (Y)
Thomas Johnson	Phoenix Companies (PNX)
E.V. Goings	Tupperware (TUP)

•	Plus Oliver Sockwell was 50% of our nomination committee.

•	In addition to affiliation with two D-rated boards Thomas Johnson had 18 years RRD tenure (independence concern) and had added responsibility by serving on our executive pay committee.

•	We had no shareholder right to:

Cumulative voting.

Act by written consent.

Call a special meeting.

The above concerns shows there is a need for improvement. Please encourage our board to respond positively to this proposal:

Special Shareowner Meetings

Yes on 4

Position of the Board of Directors

The Board of Directors recommends that the stockholders support the Board of Directors and vote AGAINST the stockholder proposal.

The Board believes that the proposal is contrary to the interests of the Company and our stockholders. Our By-laws (Article II, Section 2.2) provide that a special meeting of stockholders may only be called by a majority of the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President. The current By-law provision is an appropriate corporate governance provision for a public company of our size because it allows the directors and our most senior management to exercise their judgment to determine when it is in the best interests of our stockholders and the Company to convene a special meeting. Convening a special meeting is an expensive and time-consuming endeavor that the Board believes should be undertaken when there is an extraordinary matter or significant strategic concern that cannot wait until the next meeting for consideration by the stockholders.

The Board notes in particular that the proposal, as presented by the stockholder, requires that stockholders own only a minimal amount (ten

Proposals

percent) of the outstanding shares in order to call a special meeting. As a result, a small group of stockholders could call a special meeting on topics in which the majority of stockholders have little or no interest or attempt to use a special meeting for their own narrow purposes rather than those of the Company and the majority of its stockholders. The Board believes that such a flawed policy would be disruptive to the Company’s operations and could cause the Company to incur significant additional costs and expend considerable time.

Moreover, the suggestion that stockholders need the independent right to call a special meeting to protect their interests in the case of extraordinary events involving the Company is simply misleading. For example, in the event that the Company determines it appropriate to accept takeovers bid or sell substantially all of its assets, the Board would be required by Delaware law to secure the approval of the stockholders, either at a special meeting called by the Company or at the Annual Meeting. Further, stockholder approval is required by Delaware law and New York Stock Exchange rules for a number of other items, such as the adoption of new equity plans and amendments to the Company’s Restated Certificate of Incorporation.

The Board also believes that the need for adoption of the proposal should be evaluated in the context of our overall corporate governance practices. The accountability of our directors has been enhanced through the declassification of the Board (resulting in the annual election of directors) and adoption of a majority voting standard with respect to election of directors. We have also eliminated supermajority voting provisions to approve certain transactions and allowed our shareholder rights plan (poison pill) to expire without putting a new plan in place. In light of the Board’s continuing commitment to ensuring effective corporate governance, as evidenced by the actions described above, the Board believes that adoption of the proposal is not necessary.

The affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy at the 2009 Annual Meeting and entitled to vote on the stockholder proposal is required to approve it.

The Board of Directors recommends that the stockholders vote AGAINST the stockholder proposal.

Your Proxy Vote

Voting Instructions

You are entitled to one vote on each proposal for each share of the Company’s common stock that you own as of the record date. Below are instructions on how to vote, as well as information on your rights as a stockholder as they relate to voting. Some of the instructions vary depending on how your stock is held. It’s important to follow the instructions that apply to your situation.

If your shares are registered in your name, or if you hold your shares as a participant in one of the Company’s stock funds through an RR Donnelley sponsored 401(k) plan, the Dividend Reinvestment Plan, the RR Donnelley Employee Stock Purchase Plan or the Tax Credit Stock Ownership Plan, you may vote using the enclosed proxy card, by calling the toll-free number listed on your proxy card or by logging on to the website listed on your proxy card and following the simple instructions provided. If you are a participant in the Company’s stock funds, the Dividend Reinvestment Plan, the RR Donnelley Employee Stock Purchase Plan or the Tax Credit Stock Ownership Plan, any proxy you submit, vote by telephone or over the Internet will be counted as representing these shares as well as any other shares you may own, as long as the shares are all registered in the same name. The telephone and Internet voting procedures are designed to allow you to vote your shares and to confirm that your instructions have been properly recorded consistent with applicable law. Please see your proxy card for specific instructions. Stockholders who wish to vote over the Internet should be aware that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, and that there may be some risk a stockholder’s vote might not be properly recorded or counted because of an unanticipated electronic malfunction. Voting by telephone and the Internet will be closed at 1:00 a.m. Central Daylight Time on the date of the 2009 Annual Meeting.

If your shares are held in “street name,” you should give instructions to your broker on how to vote your shares. If you do not provide voting instructions to your broker, your broker has discretion to vote those shares on matters that the New York Stock Exchange has determined are routine. However, a broker cannot vote shares on non-routine matters without your instructions. This is referred to as a “broker non-vote.”

If you plan to attend the meeting and vote in person, your instructions depend on how your shares are held:

•

Shares registered in your name — check the appropriate box on the enclosed proxy card and bring either the admission ticket attached to the proxy card or evidence of your stock ownership with you to the meeting.

•

Shares registered in the name of your broker or other nominee — ask your broker to provide you with a broker’s proxy card in your name (which will allow you to vote your shares in person at the meeting) and bring evidence of your stock ownership from your broker with you to the meeting.

Remember that attendance at the meeting will be limited to stockholders as of the record date with an admission ticket or evidence of their share ownership and guests of the Company.

If your shares are registered in your name, you may revoke your proxy at any time before it is exercised. There are several ways you can do this:

•	By delivering a written notice of revocation to the Secretary of the Company;

•	By executing and delivering another proxy that bears a later date;

•	By voting by telephone at a later time;

•	By voting over the Internet at a later time; or

•	By voting in person at the meeting.

If your shares are held in street name, you must contact your broker to revoke your proxy.

In tallying the results of the voting, the Company will count all properly executed and unrevoked proxies that have been received in time for the 2009 Annual Meeting. To hold a meeting of stockholders, a quorum of the shares (which is a majority of the shares outstanding and entitled to vote) is required to be represented either in person or by proxy at the meeting. Abstentions and broker non-votes are counted in determining whether a quorum is present for the meeting.

Voting Rules

When voting to elect directors, you have three options:

•	Vote FOR a nominee;

•	Vote AGAINST a nominee; or

•	ABSTAIN from voting on a nominee.

Your Proxy Vote

In the election of directors, each nominee will be elected by the vote of the majority of votes cast. A majority of votes cast means that the number of votes cast “FOR” a nominee’s election must exceed the number of votes cast “AGAINST” such nominee’s election. Each nominee receiving more “FOR” votes than “AGAINST” votes will be elected. If you elect to “ABSTAIN” with respect to a nominee for director, the abstention will not impact the election of such director. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted.

Election of directors is considered a routine matter under the New York Stock Exchange Rules, so there will not be any broker non-votes with respect to this matter.

When voting on any other proposal, you again have three options:

•	Vote FOR a given proposal;

•	Vote AGAINST a given proposal; or

•	ABSTAIN from voting on a given proposal.

Each matter requires the affirmative vote of a majority of the shares present at the meeting and entitled to vote on the proposal. If you indicate on your proxy card that you wish to “ABSTAIN” from voting on a proposal, your shares will not be voted on that proposal. Abstentions are not counted in determining the number of shares voted for or against any proposal, but will be counted as present and entitled to vote on the proposal. Accordingly, an abstention will have the effect of a vote against the proposal.

If you hold shares through an RR Donnelley 401(k) Stock Fund, the Dividend Reinvestment Plan, the RR Donnelley Employee Stock Purchase Plan or the Tax Credit Stock Ownership Plan and you do not return a proxy card or otherwise give voting instructions for the plan shares, the trustee of your plan will vote your plan shares in the same proportion as shares that were affirmatively voted by other plan participants. The trustee will also vote all shares of Company common stock that are not credited to individual participants’ accounts, to the extent permitted by law, in the same proportion as shares that were affirmatively voted by participants. To allow sufficient time for the savings plan trustees to tabulate the vote of the plan shares, we must have your proxy voting instructions by noon on May 19, 2009.

Broker non-votes are not counted in determining the number of shares voted for or against any non-routine proposal and will not be counted as present and entitled to vote on the proposal. Stockholder proposals opposed by management are considered non-routine matters. Accordingly, broker non-votes will not affect the outcome of proposals 3 and 4. Ratification of the appointment of the independent registered accounting firm is considered a routine matter, so there will not be any broker non-votes with respect to that proposal.

If you return your proxy card with no votes marked, your shares will be voted as follows:

•	FOR the election of all nominees for director;

•	FOR the ratification of the Company’s auditors;

•	AGAINST the stockholder proposal with respect to a sustainable forestry report; and

•	AGAINST the stockholder proposal with respect to special stockholder meetings.

It is possible for a proxy to indicate that some of the shares represented are not being voted as to certain proposals. This occurs, for example, when a broker is not permitted to vote on a proposal without instructions from the beneficial owner of the stock. In these cases, non-voted shares are considered absent in the tallies for those proposals.

The Company actively solicits proxy participation. In addition to this notice by mail, the Company encourages banks, brokers and other custodian nominees and fiduciaries to supply proxy materials to stockholders, and reimburses them for their expenses. However, the Company doesn’t reimburse its own employees for soliciting proxies. The Company has hired Morrow & Co., LLC, 470 West Ave., Stamford, CT 06902, to help solicit proxies, and has agreed to pay them $6,500 plus out-of-pocket expenses for this service. All costs of this solicitation will be borne by the Company.

As of the record date, there were 205,228,005 shares of common stock outstanding. This does not include 37,730,353 shares held in the Company’s treasury. Each outstanding share is entitled to one vote on each proposal.

Company Information

The Board’s Committees and Their Functions

The Board has three standing committees, whose names and responsibilities are described below. Each committee operates under a written charter that is reviewed annually and is posted on the Company’s web site at www.rrdonnelley.com and a print copy is available upon request.

Audit Committee — assists the Board in its oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the qualifications and independence of the Company’s independent registered public accounting firm, and (4) the performance of the Company’s internal auditing department and the independent registered public accounting firm. The committee selects, compensates, evaluates and, when appropriate, replaces the Company’s independent registered public accounting firm. Pursuant to its charter, the Audit Committee is authorized to obtain advice and assistance from internal or external legal, accounting or other advisors and to retain third-party consultants. As required by the Audit Committee Charter, each member of the Audit Committee is independent of the Company, as such term is defined for purposes of the federal securities laws. The Board has determined that each of John C. Pope, chairman of the committee during 2008, Lee A. Chaden, and Susan M. Ivey is an “audit committee financial expert” as such term is defined under the federal securities laws. The Board has also determined that the simultaneous service by Mr. Pope on the audit committees of more than three public companies, including the Company, does not impair his ability to serve on the Company’s audit committee. The members of the Audit Committee are Ms. Ivey and Messrs. Chaden, Pope and Riordan. The committee met 9 times in 2008.

Corporate Responsibility & Governance Committee — (1) makes recommendations to the Board regarding nominees for election to the Board and recommends policies governing matters affecting the board, (2) develops and implements governance principles for the Company and the Board, (3) conducts the regular review of the performance of the Board and its members and (4) oversees the Company’s responsibilities to its employees and to the environment. As required by its charter, each member of the Corporate Responsibility & Governance Committee is independent of the Company as such term is defined for purposes of the New York Stock Exchange’s listing standards and the federal securities laws. The Corporate Responsibility & Governance Committee is also responsible for recommending director compensation to the Board. Pursuant to its charter, the Corporate Responsibility & Governance Committee is authorized to obtain advice and assistance outside advisors and to retain third-party consultants. In 2004, the Corporate Responsibility & Governance Committee engaged Mercer Human Resources Consulting (“Mercer”) to develop a proposal with respect to the structure of Board compensation that was then reviewed by the Committee. The Corporate Responsibility & Governance Committee then recommended the compensation plan to the Board who adopted the plan. The Corporate Responsibility & Governance Committee continues to engage Mercer from time to time to review the then current plan. See Director Compensation beginning on page 42 of this proxy statement. The members of the Corporate Responsibility & Governance Committee are Ms. Hamilton and Messrs. Goings and Sockwell. The committee met 4 times in 2008.

Human Resources Committee — (1) establishes the Company’s overall compensation strategy, (2) establishes the compensation of the Company’s chief executive officer, other senior officers and key management employees and (3) makes recommendations regarding and approves amendments to and terminations of the Company’s employee benefit plans. As required by its charter, each member of the Human Resources Committee is independent of the Company, as such term is defined for purposes of the New York Stock Exchange’s listing standards and the federal securities laws. Pursuant to its charter, the Human Resources Committee is authorized to obtain advice and assistance from internal or external legal, accounting or other advisors and to retain third-party compensation consultants. In February 2008, the Committee adopted a policy providing that any outside compensation consulting firm used by the Committee in connection with the determination of executive officer compensation must be independent of the Company. The independence determination must be made annually and the Committee must review and approve, in advance, any engagement of such consultant by the Company for any services other than providing advice to the Committee regarding executive officer compensation. The Human Resources Committee has engaged Mercer as its executive compensation consultant to provide objective analysis, advice and recommendations in

Company Information

connection with the Committee’s decision-making process. Management, including the Company’s executive officers, develops preliminary recommendations regarding compensation matters with respect to the executive officers other than the chief executive officer for Committee review. The Human Resources Committee then reviews management’s preliminary recommendations and makes final compensation decisions. See Compensation Discussion and Analysis beginning on page 20 of this proxy statement for further information regarding executive compensation decisions. The members of the Human Resources Committee are Messrs. Goings, Johnson and Riordan. The committee met 6 times in 2008.

Policy on Attendance at Stockholder Meetings

Directors are expected to attend in person regularly scheduled meetings of stockholders, except when circumstances prevent such attendance. When such circumstances exist and in the judgment of the Chairman it is deemed critical that all directors participate, or in the case of special stockholder meetings, directors may participate by telephone or other electronic means and will be deemed present at such meetings if they can both hear and be heard. All current members of the Board who were members at the time attended the Company’s 2008 Annual Meeting in person.

Corporate Governance

Principles of Corporate Governance

The Board has adopted a set of Principles of Corporate Governance to provide guidelines for the Company and the Board to ensure effective corporate governance. The Principles of Corporate Governance cover topics including, but not limited to, director qualification standards, Board and committee composition, director access to management and independent advisors, director orientation and continuing education, director retirement age, succession planning and the annual evaluations of the Board and its committees.

The Corporate Responsibility & Governance Committee is responsible for overseeing and reviewing the Principles of Corporate Governance and recommending to the Board any changes to those principles. The full text of the Principles of Corporate Governance is available through the Corporate Governance link on the Investors page of the Company’s web site at the following address: www.rrdonnelley.com and a print copy is available upon request.

Code of Ethics

The Company maintains a Principles of Ethical Business Conduct and the policies referred to therein which are applicable to all directors and employees of the Company. In addition, the Company has adopted a Code of Ethics that applies to the chief executive officer and senior financial officers. The Principles of Ethical Business Conduct and the Code of Ethics cover all areas of professional conduct, including, but not limited to, conflicts of interest, disclosure obligations, insider trading, confidential information, as well as compliance with all laws, rules and regulations applicable to our business. The Company encourages all employees, officers and directors to promptly report any violations of any of the Company’s policies. In the event that an amendment to, or a waiver from, a provision of the Code of Ethics is necessary, the Company intends to post such information on its web site. The full text of each of the Principles of Ethical Business Conduct and our Code of Ethics is available through the Corporate Governance link on the Investors page of the Company’s web site at the following address: www.rrdonnelley.com and a print copy is available upon request.

Independence of Directors

The Company’s Principles of Corporate Governance provide that the Board must be composed of a majority of independent directors. No director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. The Board has determined that Messrs. Chaden, Goings, Johnson, Pope, Riordan, Sockwell, Wolf and Mses. Hamilton and Ivey are independent in accordance with New York Stock Exchange requirements and the standards adopted by the Board and listed below. The Board also took into account any other relevant facts and circumstances. Generally, a director will not be independent if:

•

the director is or has been an employee of the Company within the three years prior to the date of determination or has an immediate family member who is or has been an executive officer of the Company within such three-year period;

Company Information

•

the director has received or an immediate family member has received, during any twelve-month period within the three years prior to the date of determination, more than $120,000 in direct compensation from the Company other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	the director is, or has an immediate family member who is, a current partner of a firm that is the Company’s internal or external auditor;

•	the director is a current employee of the Company’s internal or external auditor;

•	the director has an immediate family member who is a current employee of the Company’s internal or external auditor and who personally works on the Company’s audit;

•

the director was, or has an immediate family member who was, within the three years prior to the date of determination (but is no longer), a partner or employee of the Company’s internal or external auditor and personally worked on the Company’s audit within that time;

•

the director or an immediate family member is, or has been within the three years prior to the date of determination, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee;

•

the director is a current employee or an immediate family member is a current executive officer of another company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the three fiscal years prior the date of determination, exceeds the greater of $1 million and 2% of such other company’s consolidated gross revenues;

•

the director or an immediate family member is, or has been within the three years prior the date of determination, a director or executive officer of another company that is indebted to the Company, or to which the Company is indebted, if the total amount of either company’s indebtedness for borrowed money to the other is or was 2% or more of the other company’s total consolidated assets; or

•

the director or an immediate family member is, or has been within the three years prior the date of determination, an officer, director or trustee of a charitable organization if the Company’s annual charitable contributions to the organization exceeds or exceeded the greater of $1 million and 2% of such charitable organization’s gross revenue.

Executive Sessions

Non-management directors meet regularly in executive sessions without management. “Non-management” directors are all those who are not Company officers, and include directors, if any, who are not “independent.” Executive sessions are led by Stephen M. Wolf, the chairman of the Board of Directors of the Company. An executive session is held in conjunction with each regularly scheduled Board meeting. Each committee of the Board also meets in executive session without management in conjunction with each regularly scheduled committee meeting.

Nomination of Directors

It is the policy of the Corporate Responsibility & Governance Committee to consider candidates for director recommended by stockholders. In order to recommend a candidate, stockholders must submit the individual’s name and qualifications in writing to the committee (in care of the Secretary at the Company’s principal executive offices at 111 South Wacker Drive, Chicago, Illinois 60606) and otherwise in accordance with the procedures outlined under Submitting Stockholder Proposals and Nominations for 2010 Annual Meeting. The committee evaluates candidates recommended for director by stockholders in the same way that it evaluates any other nominee.

In addition to nominees recommended by stockholders, the committee also considers candidates recommended by management and members of the Board.

In identifying and evaluating nominees for director, the committee takes into account the applicable requirements for directors under the Securities Exchange Act of 1934, as amended, and the listing standards of the New York Stock Exchange. In addition, the committee considers other criteria as it deems appropriate, including certain core competencies and other criteria such as the personal and professional qualities, experience and education of the nominees, as well as the mix of skills and experience on the Board prior to and after the addition of the nominees.

The Corporate Responsibility & Governance Committee from time to time has engaged third-party search firms to identify candidates for director, and

Company Information

has used search firms to do preliminary interviews and background and reference reviews of prospective candidates. Ms. Ivey was identified as candidate for director by a third-party search firm and recommended to the Board as a nominee by the Corporate Responsibility & Governance Committee.

Communications with the Board of Directors

The Board has established procedures for stockholders and other interested parties to communicate with the Board. A stockholder or other interested party may contact the Board by writing to the chairman of the Corporate Responsibility & Governance Committee or the other non-management members of the Board to their attention at the Company’s principal executive offices at 111 South Wacker Drive, Chicago, Illinois 60606. Any stockholder must include the number of shares of the Company’s common stock he or she holds and any interested party must detail his or her relationship with the Company in any communication to the Board. Communications received in writing are distributed to the chairman of the Corporate Responsibility & Governance Committee or non-management directors of the Board as a group, as appropriate, unless such communications are considered, in the reasonable judgment of the Company’s Secretary, improper for submission to the intended recipient(s). Examples of communications that would be considered improper for submission, include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company or the Company’s business or communications that relate to improper or irrelevant topics.

Company Information

Stock Ownership

The table below lists the beneficial ownership of common stock as of February 27, 2009 by all directors and nominees, each of the persons named in the tables under Executive Compensation below, and the directors and executive officers as a group. In calculating the percentages of outstanding stock, each listed person’s stock options that are or will be exercisable prior to April 30, 2009 and each listed executive officer’s restricted stock units that will vest on or prior to April 30, 2009 have been added to the total outstanding shares for such person’s calculation. The table also lists all institutions and individuals known to hold more than 5% of the Company’s common stock, which information has been obtained as of February 27, 2009 from filings pursuant to Sections 13(d) and (g) of the Securities Exchange Act of 1934. The percentages shown are based on outstanding shares of common stock as of February 20, 2009.

Beneficial Stock Ownership of Directors, Executives and Large Stockholders

Name	Shares(1)		Restricted Stock Units(2)	Stock Options Exercisable Prior to 4/30/09	Total Shares(3)	Total Shares (including Director Restricted Stock Units)	% of Total Outstanding
Thomas J. Quinlan	236,655	(4)	6,250	375,000	617,905	617,905	*
Lee A. Chaden	0		8,678	0	0	8,678	*
Rick Goings	5,525		8,641	0	5,525	14,166	*
Judith H. Hamilton	0		32,002	6,873	6,873	38,875	*
Susan M. Ivey(5)	0		5,998	0	0	5,998	*
Thomas S. Johnson	8,564		32,002	27,423	35,987	67,989	*
John C. Pope	19,322	(6)	31,874	0	19,322	51,196	*
Michael T. Riordan	11,561	(7)	31,342	0	11,561	42,903	*
Oliver R. Sockwell	3,000		29,020	17,814	20,814	49,834	*
Stephen M. Wolf	30,000		49,726	17,814	47,814	97,540	*
Suzanne S. Bettman	39,125	(8)	0	25,000	64,125	64,125	*
Daniel L. Knotts	47,728		0	144,950	192,678	192,678	*
Miles W. McHugh	11,546		0	0	11,546	11,546	*
John R. Paloian	72,567	(9)	6,250	219,000	297,817	297,817	*
All directors and executive officers as a group							*
Barclays Global Investors, NA and certain related entities	11,329,936	(10)	0	0	11,329,936		5.52
The Vanguard Group, Inc.	10,290,994	(11)	0	0	10,290,994		5.01
*	Less than one percent.
[1]	Does not reflect phantom stock that outside directors may have elected to receive in lieu of deferred fees.
[2]

Includes all outside director restricted stock units as such restricted stock units are payable in shares of common stock or cash, as determined by the Company, upon termination from the Board of Directors. Includes only those executive officer restricted stock units that will vest on or prior to April 30, 2009.

[3]	Does not include outside director restricted stock units because ownership of the units does not confer any right to ownership of the underlying shares.
[4]	Includes 231,536 shares owned directly and 5,119 shares held in Mr. Quinlan’s 401(k) Plan account.
[5]	Joined the Board January 7, 2009.
[6]	Includes 15,974 shares held in trust pursuant to a deferred compensation plan.
[7]	Includes 6,063 shares held in trust pursuant to a deferred compensation plan.
[8]	Includes 38,973 shares owned directly and 152 shares held in Ms. Bettman’s 401(k) Plan account.
[9]	Includes 71,863 shares owned directly and 704 shares held in Mr. Paloian’s 401(k) Plan account.
[10]

Barclays Global Investors, NA and certain related entities (“Barclays”) are investment advisors with a principal business office at 400 Howard Street, San Francisco, CA 94105. This amount reflects the total shares held by Barclays’ clients. Barclays has sole investment authority over all shares, sole voting authority over 9,995,558 shares, shared voting authority over no shares and no voting authority over 1,334,378 shares.

[11]

The Vanguard Group, Inc. is an investment advisor and is located at 100 Vanguard Boulevard, Malvern, PA 19355. This amount reflects the total shares held by The Vanguard Group, Inc. clients. The Vanguard Group, Inc. has sole investment authority over all shares, sole voting authority over 243,505 shares, shared voting authority over no shares and no voting authority over 10,047,489 shares.

Company Information

Compensation Discussion & Analysis

Overview

RR Donnelley is the world’s premier full-service provider of print and related services, including business process outsourcing. The largest companies in the world and others rely on RR Donnelley’s scale, scope and insight through a comprehensive range of online tools, variable printing services and market-specific solutions.

As of year-end 2008, we were more than twice the size (in revenues) of our nearest competitor. In addition, we operate on a global scale, which is more extensive and complex than anyone in the printing industry. We will strive to gain scale in the coming years further distancing the Company from the rest of the industry. Achieving these goals requires a highly talented and motivated executive team. Also, given our prominence in the industry, many of our executives are potential candidates for senior leadership roles at other companies in our industry, as well as companies in many other industries. Thus, our overall executive compensation program is designed to be highly competitive with those of companies in our industry, considering our size and scale, and also competitive with companies in general industry of the same size and larger. In addition, our executive compensation program is designed to strike an appropriate balance between rewarding our executives for strong performance and encouraging them to remain with the Company.

Guiding Principles

RR Donnelley’s executive compensation programs have been designed to provide a total compensation package that will enable the Company to attract, retain and motivate people who are capable of discharging responsibilities in a Company larger than its present size, thus ensuring leadership continuity for the organization as we grow.

In designing our executive compensation program, we are guided by five principles:

•	Establish target compensation levels that are competitive within the industries and the markets in which we compete for executive talent;

•	Structure executive compensation so that our executives share in RR Donnelley’s successes and failures by varying compensation from target levels based upon business performance;

•	Link pay to performance by making a substantial percentage of total executive compensation variable, or “at risk,” through annual incentive compensation and the granting of long-term incentive awards;

•	Ensure that a meaningful portion of compensation is focused on the retention of our top talent; and

•	Align a significant portion of executive pay with stockholder interests through equity awards.

Operation of the Human Resources Committee

The Human Resources Committee of the Board administers our executive compensation program. The Committee establishes and monitors the Company’s overall compensation strategy to ensure that executive compensation supports the Company’s business objectives. In carrying out its responsibilities, the Committee, with assistance from its consultant, Mercer, reviews and determines the compensation (including salary, annual incentive, long-term incentives and other benefits) of the Company’s executive officers, including all Named Executive Officers (“NEOs”).

For a more complete description of the responsibilities of the Human Resources Committee, see The Board’s Committees and Their Functions beginning on page 15 of this proxy statement, and the charter of the Human Resources Committee posted on RR Donnelley’s website at www.rrdonnelley.com.

Role of Compensation Consultant

The Committee has retained Mercer as its outside compensation consultant, to advise the Committee on executive compensation matters. During 2008, Mercer regularly attended Committee meetings, and reported directly to the Committee on matters relating to compensation for the Company’s NEOs.

During 2008, the Committee requested that Mercer:

•	Conduct an analysis of compensation for our NEOs, and assess how target and actual compensation aligned with the Company’s philosophy and objectives;

•	Review the design of the Company’s short-term cash incentive program;

•	Develop recommendations for the Committee on the size and structure of long-term incentive awards for our NEOs;

•	Provide perspectives on the overall compensation package for the chief executive officer (“CEO”);

Company Information

•	Assist the Committee in the review of shareholder proposals, tally sheets, and administrative plan changes related to 409A; and

•	Provide the Committee ongoing advice and counsel on market compensation trends and their impact on RR Donnelley’s executive compensation programs.

Role of Company Management

RR Donnelley management, including the CEO, develops preliminary recommendations regarding compensation matters with respect to all NEOs other than the CEO, and provides these recommendations to the Committee, which makes the final decisions. Separately, the Committee makes the final decisions on CEO compensation, with advice from Mercer, as appropriate. The management team is responsible for the administration of the compensation programs once Committee decisions are finalized.

The Compensation Program

The key components of our current compensation program for RR Donnelley executive officers are:

•	Base salary;

•	Short-term (annual) cash incentives;

•	Long-term performance-based and other equity awards; and

•	Other benefits.

To remain competitive, the Committee periodically reviews our executive compensation program to determine how well actual compensation targets and levels meet our overall philosophy and executive compensation in our targeted markets. The primary focus of this process is on industrial companies of similar or larger size and scope (“target market”). This process considers information from proxy data and compensation data from surveys published by leading human resource organizations, including Hewitt, Mercer and Towers Perrin. Given our size, the actual companies used in the review process may vary from year to year, but generally the comparisons consider practices of other industrial companies with revenues that are generally within ±25% of RR Donnelley’s revenues. For 2008, this process included companies with revenues between $8 billion and $20 billion with the data adjusted by revenue as appropriate to be consistent with RR Donnelley’s revenue. The actual number of companies included in the review process was in excess of 70, and as such are too numerous to list.

The Committee may periodically consider the compensation levels at other companies in the printing and media sectors. However, as described earlier, it is expected that the compensation levels for our NEOs will be appropriately higher than others in the print industry given our size, scale and complexity relative to those other companies. As such, primary consideration is placed on market data from industrial companies of similar size in terms of revenue, as noted above.

Based on its assessment of this data, each year the Committee determines whether the overall executive compensation program is consistent with our business strategy and objectives and promotes RR Donnelley’s philosophy. In general, compensation levels for our NEOs are targeted at the 50th percentile of the general industry surveys and proxy information. This 50th percentile targeted level provides a competitive anchor point for our program. Actual compensation levels can vary significantly up or down from the targeted levels based on the performance of both the Company and the individual, and the movement of our stock price and the metrics that underlie it. Thus, the resulting compensation levels can fall in the lower or upper quartiles based on Company performance and stock price movement.

Our guiding principles and the structure of our program are applied consistently to all NEOs. Any differences that exist are due to differences in market practices for similar positions, differences in levels of responsibility, factors related to a newly hired NEO and/or the performance of individual NEOs.

Base Salary

Base salary is designed to compensate our NEOs in part for their roles and responsibilities, and also to provide a stable and fixed level of compensation that serves as a retention tool throughout the executive’s career. The Company has employment agreements with each NEO that provide a minimum base salary. These initial base salaries were set considering; 1) each executive’s role and responsibilities at the time he or she joined the Company or the agreements were negotiated, 2) the skills and future potential of the individual with the Company, and 3) salary levels for similar positions in our target market. Annually, the Committee reviews the base salaries of each NEO. Adjustments are made based on individual performance, changes in roles and responsibilities, and external market data for similar positions. Salaries are targeted at the 50th percentile of similar positions in the target market, based on the Committee’s ongoing review of market practices.

Company Information

In general, base salary is the smallest component of the overall compensation package, assuming that the Company is achieving or exceeding targeted performance levels for its incentive programs. On average, it currently represents 20% or less of the total compensation package. This is consistent with our philosophy to have low fixed and high “at risk” compensation. After consideration of all the above factors, the Committee made a decision for 2008 to make no salary adjustments for any NEO except for the CEO.

Short-Term Cash Incentives

We provide annual incentive awards under our Management by Objective Plan (“MBO Plan”) usually in the form of cash. These short-term cash incentives are designed to reward the achievement of specific, pre-set financial results measured over the fiscal year in which that compensation is paid.

The MBO Plan is currently structured so that no award is payable unless the Company-wide threshold financial performance target for the fiscal year is achieved. Consistent with prior years, in 2008, Company-wide performance was measured using non-GAAP earnings per share. For 2008, a target level of non-GAAP earnings per share was set at $3.16, which was a 7.5% increase over actual 2007 results. These performance levels were set by the Committee at the beginning of the year after thorough discussion with management regarding the Company’s planned performance, and were intended to be challenging goals and in line with the Company’s strategy of growing EPS on a consistent basis. For purposes of the MBO Plan, non-GAAP earnings per share is calculated as diluted earnings per share on a GAAP basis adjusted for restructuring and impairment charges, discontinued operations and certain non-recurring items that impact the comparability of the Company’s operating results.

The actual individual awards to executives are based on performance against Company-wide and/or business unit performance goals, along with each executive’s performance against specific individual objectives. 2008 Company-wide performance goals, including goals for the CEO, were recommended and approved by the Committee. 2008 business unit performance goals, along with specific individual objectives for the other NEOs were reviewed and approved by the CEO, and can vary from year-to-year depending upon the key business objectives and areas of emphasis for each business unit and each NEO. If the performance target or targets for the year are achieved, each executive may receive a bonus up to the maximum amount established by the Committee at the beginning of the performance period. The Committee and the Board review CEO performance and the final bonus determination for the CEO is made by the Committee. The CEO reviews with the Committee the other NEO payouts, including a discussion on performance against individual objectives, and the other NEO final bonus determinations are based on the Committee’s overall view of each NEO’s performance. Given the vagaries of the marketplace and the possibility of unforeseen developments, the Committee has discretionary authority to adjust such awards to reflect actual performance in light of such developments but never in excess of the maximum bonus amount established at the beginning of the performance period.

Target award levels are set as a percent of an executive’s base salary. Each NEO has a target bonus defined in his/her employment agreement. These target award levels are reviewed periodically by the Committee and can be adjusted based on an executive’s roles and responsibilities, and market practices. For 2008, the target awards for our NEOs were 150% of base salary, and are shown by individual and in dollar values in the Grants of Plan-Based Awards table on page 29. Subject to adjustment by the Committee, the target awards would be earned if the target non-GAAP earnings per share of $3.16 was achieved. On average, the target annual incentive award values currently represent about 25% of the total compensation package. This is consistent with our philosophy of having annual “at risk” compensation represent a meaningful part of the total compensation package.

Since the target level of non-GAAP earnings per share of $3.16 was not achieved for 2008, no cash bonuses were awarded to the NEOs for 2008 under the MBO program.

Long-Term Incentive Awards

Overview

Our long-term incentive awards are used to link Company performance and increases in shareholder value to the total compensation for our NEOs. These awards are also key components of our ability to attract and retain our key NEOs. The annualized value of the awards to our NEOs is intended to be the largest component of our overall compensation package. On average, and assuming performance is on target, these awards currently represent over 50%

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of the total compensation package, consistent with our emphasis on linking executive pay to shareholder value.

Specific Programs for 2008

Our shareholder-approved incentive plans allow for the granting of performance share units, restricted stock and restricted stock units, and stock options, each linked to RR Donnelley’s stock price. For 2008, the Committee believed it was important to continue to use equity vehicles to provide alignment with shareholders. For the CEO and NEOs with operating responsibilities, the Committee determined to provide a balanced emphasis on performance through the use of stock options and on retention through the use of time-based restricted stock units. As such, the grants made in 2008 to our CEO and other NEOs with operating responsibilities consisted of 60% stock options and 40% time-based restricted stock units (weighted by value). The Committee awarded restricted stock units in 2008 to NEOs with primarily staff responsibilities. The Committee believes that these awards will serve to focus attention on building shareholder value over the long-term, reinforce the importance of their roles as stewards of the business, and help to retain the executives.

While the Plan permits delegation of the Committee’s authority to grant equity to employees other than NEOs in certain circumstances, the Committee has not so delegated authority. Accordingly, all grants to executive officers and all other employees have been made by the Committee.

The following provides more detail about the various award programs:

•

Stock Options: Stock options are granted with an exercise price not less than the market price of the Company’s common stock on the grant date. Option re-pricing is expressly prohibited by our shareholder-approved plan. Options generally vest over a period of four years with 25% becoming exercisable on each anniversary of the grant date as long as the recipient is still employed by us on the date of vesting, and generally expire after ten years. Stock options only have value if the Company’s stock price appreciates after the options are granted. The Committee retains the discretion to make awards to executive officers at other times, in connection with the initial hiring of a new officer, for retention purposes, or otherwise.

•

Performance Share Units: When used, these units are based on the achievement of pre-set financial targets over a period of several years. In 2007, performance share units were awarded to the CEO and NEOs with operating responsibilities. These performance share units will be earned based upon the achievement of pre-established normalized EPS targets covering the three year period from 2007-2009. The phrase “normalized EPS” refers to earnings per share excluding the impact of items such as restructuring, impairment and integration charges, and is reflected in the Company’s earnings releases as non-GAAP EPS. Threshold performance will result in the payment of 50% of the target performance units awarded. Up to 250% of the number of performance share units could be earned if the Company’s performance exceeds specified performance levels, while no performance share units would be earned if threshold performance levels are not achieved. Any performance shares earned will be paid in common stock of the Company in March 2010.

During 2008, compensation expense related to the 2007 Performance Share Unit awards was reversed because the Company no longer expected the required performance targets to be achieved.

•

Restricted Stock Units: Restricted stock units are equivalent in value to one share of the Company’s common stock and are settled in stock if the recipient is still employed by us on the date of vesting, which has historically been in equal amounts over four years. In 2008, Tom Quinlan. John Paloian and Dan Knotts received restricted stock units that vested 100% after 3 years. In addition, they received a second grant (replacing a portion of their short term incentive cash payment) that vested 100% after 4 years. The remaining NEOs (Sue Bettman and Miles McHugh) received restricted stock units that vested 100% after 4 years.

Benefits

Our benefit programs are established based upon an assessment of competitive market factors and a determination of what is needed to attract and retain high caliber executives. RR Donnelley’s primary benefits for executives include participation in the Company’s broad-based plans: retirement plans, savings plans, the Company’s health and dental plans and various insurance plans, including disability and life insurance.

RR Donnelley also provides certain executives, including the NEOs, the following benefits:

•	Supplemental Retirement and Savings: RR Donnelley provides supplemental retirement and savings plans to eligible executives described

Company Information

under Pension Benefits beginning on page 33 of this proxy statement. These supplemental plans take into account compensation levels limited by current tax laws, and are similar to programs found at many of the companies we compete with for talent. This benefit is available to all highly paid executives including our NEOs. Approximately 1,000 (active and inactive) employees are covered by these plans.

•

Supplemental Insurance: RR Donnelley provides additional life insurance and disability insurance for its NEOs, enhancing the value of our overall package. We pay the premiums for these additional benefits and prior to 2009 provided a tax gross-up on these premium payments. Effective 2009, there will be no tax gross-up of this benefit.

•

Deferred Compensation Plan: RR Donnelley provides executives the opportunity to defer receiving income until after they terminate their employment. This benefit allows the executives to defer taxation on that compensation until after termination. Deferral programs are also very common in the marketplace and add to the attractiveness of our overall compensation program. The deferred compensation plan is described under Nonqualified Deferred Compensation beginning on page 34 of this proxy statement.

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Financial Counseling: RR Donnelley pays for financial counseling services, to a maximum of $12,000 per year, providing the NEOs with access to an independent financial advisor of their choice. Executives incur imputed income for fees paid for the services. Prior to 2009 we provided a tax gross-up on this benefit. Effective 2009, there will be no tax gross-up of this benefit.

•

Automobile Program: RR Donnelley provides our NEOs with an automobile allowance. This benefit provides eligible executives with an opportunity to use their car for both business and personal use in an efficient manner. Executives recognize imputed income for tax purposes for all company-paid non-business expenses.

•	Company Airplane: RR Donnelley owns one corporate airplane and has interests in two fractional ownership interests in private planes. No personal airplane travel occurred in 2008.

Post-Termination Compensation

The Committee believes that severance benefits and change of control benefits are necessary in order to attract and retain the caliber and quality of executive that RR Donnelley needs in its most senior positions. These benefits are particularly important in an industry undergoing consolidation, providing for continuity of senior management and helping executives focus on results and strategic initiatives. The levels of payments and benefits available upon termination were set to be comparable to those provided at other large industrial companies with revenues of $8 billion to $20 billion.

Each of our NEOs, including our CEO, has an employment agreement that provides for severance payments and benefits if termination occurs without “cause” or if the executive leaves for “good reason.” There is also additional compensation provided for several NEOs in circumstances following such termination after a “Change in Control,” as defined in the employment agreements.

Additional information regarding the severance and change in control payments, including a definition of key terms and a quantification of benefits that would have been received by our NEOs had termination occurred on December 31, 2008, is found under Potential Payments upon Termination or Change in Control beginning on page 35 of this proxy statement.

Stock Ownership Guidelines

The Committee has established stock ownership guidelines for our NEOs. These guidelines are designed to encourage our executive officers to have a meaningful equity ownership in the Company, and thereby link their interests with those of our stockholders. These stock ownership guidelines provide that, within three years of becoming an executive officer, each officer must own (by way of shares owned outright, shares owned through our 401(k) plans, shares of unvested restricted stock and unvested restricted stock units, but not including unexercised stock options or performance share units) shares of our common stock with a value of three times their base salary, or five times base salary for the CEO. In the event an executive officer does not achieve or make progress toward the required stock ownership level, the Committee may review the right of such executive officer to participate in future equity grants and/or affect future long-term incentive award payouts. As of March 2009, all of the NEOs have met or are making acceptable progress toward meeting their ownership guideline.

Company Information

Tax Deductibility Policy

The Committee considers the deductibility of compensation for federal income tax purposes in the design of RR Donnelley’s programs. Currently, except for restricted stock units that vest solely over time, all of the incentive compensation paid to our NEOs for 2008 qualifies as “performance-based compensation” and, thus, is fully deductible by the Company for federal income tax purposes. While we generally seek to ensure the deductibility of the incentive compensation paid to our NEOs, the Committee intends to retain the flexibility necessary to provide cash and equity compensation in line with competitive practice, our compensation philosophy, and the best interests of our shareholders even if these amounts are not fully tax deductible.

Company Information

Human Resources Committee Report

The Human Resources Committee of the Board of Directors R.R. Donnelley & Sons Company oversees R.R. Donnelley & Sons Company’s compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Human Resources Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.

In reliance on the review and discussions referred to above, the Human Resources Committee recommended to the Board that the Compensation Discussion and Analysis be incorporated in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and the Company’s Proxy Statement to be filed in connection with the Company’s 2009 Annual Meeting of Stockholders.

Human Resources Committee

Thomas S. Johnson, Chairman

Rick Goings

Michael T. Riordan

Company Information

Executive Compensation

The Summary Compensation Table provides compensation information about our principal executive officer, principal financial officer and the three most highly compensated executive officers other than the principal executive officer and principal financial officer (“NEOs”).

2008 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(2)	Non- Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)(6)(7)	Total ($)
Thomas J. Quinlan	2008	985,641	—	(73,997	)(8)	994,015	0	54,983	56,764	2,017,406	(8)
President and	2007	782,778	—	2,014,378		395,899	1,750,000	32,658	62,540	5,038,253
Chief Executive Officer	2006	480,000	—	1,654,785		—	1,020,000	28,591	50,121	3,233,497

Suzanne S. Bettman	2008	400,000	—	398,821		15,911	0	18,889	33,945	867,566
Executive Vice President,	2007	392,824	—	302,581		38,188	700,000	13,485	44,006	1,491,084
General Counsel	2006	342,628	—	405,942		38,188	500,000	15,650	36,269	1,338,677

Daniel L. Knotts	2008	550,000	—	218,199	(8)	303,145	0	6,143	38,309	1,115,796
Group President	2007	520,147	—	638,897		126,543	1,000,000	30,692	30,084	2,346,363

Miles W. McHugh	2008	450,000	—	429,940		—	0	14,582	41,569	936,091
Executive Vice President,	2007	359,491	—	148,688		—	450,000	23,176	7,008	988,363
Chief Financial Officer	2006	254,900	—	25,763		—	325,000	4,882	3,300	613,845

John R. Paloian	2008	700,000	—	222,977	(8)	506,190	0	43,740	42,592	1,515,499
Chief Operating Officer	2007	652,315	—	1,040,247		339,427	1,500,000	64,874	90,158	3,687,021
	2006	500,000	—	1,070,354		143,000	1,000,000	18,317	38,142	2,769,813
[1]

The amounts shown in this column constitute the fair value of restricted stock units (“RSUs”) granted under the 2004 PIP and Moore Wallace 2003 Long-Term Incentive Plan (“2003 LTIP”) and performance share units (“PSUs”) granted under the 2004 PIP. The amounts are valued based on the dollar amount of compensation cost recognized in 2008, with respect to all outstanding stock awards held by the NEO as determined pursuant to Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (which we refer to as FAS 123R). See Note 17 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 for a discussion of the relevant assumptions used in calculating the fair value pursuant to FAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For further information on these awards, see the Outstanding Equity Awards at Fiscal Year-End table beginning on page 31 of this proxy statement.

[2]

The amounts shown in this column reflect the fair value of options granted under the 2004 PIP and various Moore Wallace long-term incentive plans. The amounts are valued based on the dollar amount of compensation cost recognized in 2008, with respect to all outstanding options held by the NEO, as determined pursuant to FAS 123R. See Note 17 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to FAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For further information on these awards, see the Outstanding Equity Awards at Fiscal Year-End table beginning on page 31 of this proxy statement.

[3]

The amounts shown in this column constitute payments made under our MBO Plan, which is a subplan of the 2004 PIP. At the outset of each year, the Human Resources Committee sets performance criteria that are used to determine whether and to what extent the NEOs will receive payments under the MBO Plan. For fiscal 2008, the threshold performance criteria was not achieved so no cash bonuses were awarded under the MBO program. See Compensation Discussion and Analysis beginning on page 20 of this proxy statement.

[4]

The amounts shown in this column include the aggregate of the increase in actuarial values of each of the named executive officer’s benefits under our Pension Plans and Supplemental Pension Plans during 2008.

[5]

Amounts in this column include the value of the following perquisites paid to the NEOs in 2008. Perquisites, other than corporate aircraft usage, are valued at actual amounts paid to each provider of such perquisites. The incremental cost to us of personal use of our aircraft is calculated based on the average variable operating costs of operating the aircraft, including fuel costs and landing fees, trip-related repairs and maintenance, catering and other miscellaneous variable costs. Fixed costs that do not change based on usage, such as pilot salaries, training, utilities, taxes and general repairs and maintenance, are excluded.

Company Information

Named Executive Officer	Corporate Aircraft Usage ($)	Corporate Automobile Allowance ($)		Club Memberships Not Exclusively For Business Use ($)	Personal Tax/Financial Advice ($)	Tax Gross Up Related to Personal Tax/Financial Advice ($)
Thomas Quinlan	0	16,800		0	6,575	6,123
Suzanne Bettman	0	12,000		0	6,000	3,909
Daniel Knotts	0	16,800		0	1,325	863
Miles McHugh	0	17,500	*	0	5,524	2,306
John Paloian	0	16,800		0	0	0

*	Includes payments made in 2008 for 2007 car allowance.
[6]

Amounts in this column include contributions made by the Company on behalf of each of the NEOs to the 401(k) Savings Plans and related Supplemental Executive Retirement Plan-B (the “SERP-B”) in 2008. The SERP-B was frozen in 2004 and the only amounts contributed by the Company in 2008 were interest on the NEO’s account balance, calculated at the prime interest rate.

Named Executive Officer	Company Contributions To Savings Plan ($)	Company Contributions To SERP-B ($)
Thomas Quinlan	3,450	9,934
Suzanne Bettman	3,450	—
Daniel Knotts	3,450	—
Miles McHugh	3,450	—
John Paloian	3,450	—

[7]	Amounts in this column include premiums paid by the Company for group term life insurance, supplemental disability insurance and related tax gross ups.

Named Executive Officer	Supplemental Life Insurance Premium ($)	Supplemental Disability Insurance Premium ($)	Tax Gross Up Related to Supplemental Life Insurance Premium ($)	Tax Gross Up Related to Supplemental Disability Insurance Premium ($)
Thomas Quinlan	2,290	4,540	2,364	4,688
Suzanne Bettman	1,690	4,368	705	1,823
Daniel Knotts	2,050	7,850	856	5,115
Miles McHugh	2,050	6,042	1,336	3,361
John Paloian	10,170	2,911	7,200	2,061

[8]

Includes, as required by Securities and Exchange Commission rules, reversal of compensation cost related to the PSUs (pursuant to FAS 123R) previously recorded by the Company and reported in the Summary Compensation Table in 2007.

2008 Grants of Plan-Based Awards

The following table shows additional information regarding: (i) the target and maximum level of annual cash incentive awards for our executive officers for performance during 2008, as established by the Human Resources Committee in February 2008 under our MBO Plan; and (ii) restricted stock unit, performance share unit and stock option awards granted in February 2008 that were awarded to help retain the NEOs and focus their attention on building shareholder value. No NEO received an annual cash incentive award for performance during 2008, as shown in the 2008 Summary Compensation Table.

Company Information

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stocks or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4)
Name	Grant Date	Target ($)(1)	Maximum ($)(1)	Threshold (#)	Target (#)	Maximum (#)
Thomas Quinlan	—	1,500,000	5,000,000	—	—	—	—	—	—	—
	2/29/2008	—	—	—	—	—	58,000	—	—	1,685,480
	2/29/2008	—	—	—	—	—	17,756	—	—	499,476
	2/29/2008	—	—	—	—	—	—	413,000	32.07	2,325,190

Suzanne Bettman	—	600,000	1,200,000	—	—	—	—	—	—	—
	2/29/2008	—	—	—	—	—	26,000	—	—	731,380

Daniel Knotts	—	825,000	1,650,000	—	—	—	—	—	—	—
	2/29/2008	—	—	—	—	—	18,000	—	—	523,080
	2/29/2008	—	—	—	—	—	17,756	—	—	499,476
	2/29/2008	—	—	—	—	—	—	125,000	32.07	703,750

Miles McHugh	—	675,000	1,350,000	—	—	—	—	—	—	—
	2/29/2008	—	—	—	—	—	41,000	—	—	1,153,330

John Paloian	—	1,050,000	2,100,000	—	—	—	—	—	—	—
	2/29/2008	—	—	—	—	—	30,000	—	—	871,800
	2/29/2008	—	—	—	—	—	17,756	—	—	499,476
	2/29/2008	—	—	—	—	—	—	216,000	32.07	1,216,080
[1]	No NEO actually received an annual cash incentive award in 2008, as shown in the 2008 Summary Compensation table.
[2]

Consists of restricted stock units awarded under the 2004 PIP. The awards of 58,000, 18,000 and 30,000 RSUs granted to Messrs. Quinlan, Knotts and Paloian, respectively, vest 100% on the third anniversary of the grant date; all other awards vest 100% on the fourth anniversary of the grant date. If employment terminates by reason of death or disability, the unvested portion of the RSUs shall become fully vested. If employment terminates by reason of retirement, the unvested portion of the RSUs shall vest as granted on the third or fourth anniversary of the grant date, as applicable. If employment terminates other than for death, disability or retirement, the unvested portion of the RSUs will be forfeited. NEO employment agreements provide for accelerated vesting of equity awards under certain circumstances. See Potential Payments Upon Termination or Change in Control beginning on page 35 of this proxy statement.

[3]

Consists of stock options awarded under the 2004 PIP. The awards vest one-fourth on each of the first through fourth anniversaries of the grant date and expire on the tenth anniversary of the grant date. If employment terminates by reason of death or disability, the unvested portion of the option shall become fully vested and be exercisable for a one-year period from the date of disability or death. If employment terminates by reason of retirement, the unvested portion of the option shall continue to vest as granted (one-fourth on each anniversary of the grant date) and be exercisable for a five-year period from the date of retirement. If employment terminates other than for death, disability or retirement, the unvested portion of the option will be forfeited and the vested portion shall be exercisable for a 90-day period from the date of termination. In the event of a change in control (as defined in the 2004 PIP), the option will fully vest and be exercisable until the expiration date. NEO employment agreements provide for accelerated vesting of equity awards under certain circumstances. See Potential Payments Upon Termination or Change in Control beginning on page 35 of this proxy statement.

[4]

Grant date fair value with respect to the restricted stock units is determined based on a price per share of $28.13 on the grant date of February 29, 2008, except that the grant date fair value with respect to the 58,000, 18,000 and 30,000 RSUs granted on February 29, 2008 to Messrs. Quinlan, Knotts and Paloian, respectively, is determined based on a price per share of $29.06 on the grant date. Grant date fair value with respect to the options is determined based on a Black-Scholes calculation.

Company Information

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

During 2008, all of the NEOs were employed pursuant to agreements with the Company. Each employment agreement sets forth, among other things, the NEO’s minimum base salary, bonus opportunities, entitlement to participate in our benefit plans, equity awards and provisions with respect to certain payments and other benefits upon termination of employment under certain circumstances (such as without “Cause” or leaving employment for “Good Reason,” as defined in the agreements) or, in certain agreements, after a change in control of the Company. Please see Potential Payments Upon Termination or Change in Control beginning on page 35 of this proxy statement for a description of such provisions. Each of the NEO’s employment agreements were amended in 2008 solely in order to bring the terms into compliance with the requirements of section 409A of the Internal Revenue Code of 1986, as amended and to reflect their then current salary.

The minimum base salary set forth in each NEO’s employment agreement is: Mr. Quinlan, $1,000,000; Mr. Knotts, $ 550,000; Mr. McHugh, $450,000; Mr. Paloian, $700,000 and Ms. Bettman, $400,000. The employment agreements also set forth each NEO’s target bonus as a percentage of such NEO’s base salary. The target bonus for each NEO is 150%.

The employment agreements of the NEOs provide that such NEO will be entitled to participate in the Company’s compensation and benefit programs that are available to all management employees and that such NEO will also be eligible to participate in certain executive-only benefit plans.

Awards

The Committee granted stock options to three of its NEOs in 2008 under the 2004 PIP. The options vest in equal proportions over four years with an exercise price of the fair market value on the grant date. Mr. Quinlan received 413,000, Mr. Knotts received 125,000 and Mr. Paloian received 216,000 options with a grant date of February 29, 2008.

The Committee granted restricted stock units to all of its NEOs in 2008 under the 2004 PIP. One tranche of awards granted to Messrs. Quinlan, Knotts and Paloian vest 100% on the third anniversary of the grant date; all other 2008 restricted stock unit awards vest 100% on the fourth anniversary of the grant date. The restricted stock units have no dividend or voting rights. All restricted stock units are payable in shares of common stock of the Company upon vesting. Mr. Quinlan received 58,000, Mr. Knotts received 18,000 and Mr. Paloian received 30,000 restricted stock units with a grant date of February 29, 2008 and the three year vesting schedule described above; Mr. Quinlan, Mr. Knotts and Mr. Paloian each received 17,756; Mr. McHugh received 41,000 and Ms. Bettman received 26,000 restricted stock units with a grant date of February 29, 2008 and the four year vesting schedule described above.

In 2008, the Committee established annual company-wide corporate performance objectives under the MBO Plan based on earnings per share. Payment of the potential bonuses of the NEOs is only considered if the earnings per share target established by the Committee is satisfied. Once this earnings per share target is met, the actual individual awards to NEOs are based on performance against business unit performance goals and/or individual objectives. Based on the Company’s earnings per share performance, no MBO bonuses were paid to the NEOs for 2008 performance.

Salary and Bonus in Proportion to Total Compensation

Assuming target performance with respect to long-term incentive awards, our NEOs generally received less than 50% of their total compensation in the form of base salary and cash incentive awards under the MBO Plan. As noted in Compensation Discussion and Analysis beginning on page 20 of this proxy statement, we believe that a substantial portion of each NEO’s compensation should be in the form of equity awards. Our Human Resources Committee believes that our current compensation program gives our NEOs a substantial alignment with stockholders, while also permitting the Committee to incentivize the NEOs to pursue specific short and long-term performance goals. Please see the Compensation Discussion and Analysis section of this proxy statement for a description of the objectives of our compensation program and overall compensation philosophy.

Company Information

Outstanding Equity Awards at 2008 Fiscal Year-End

The following table shows certain information about unexercised options and unvested restricted stock and performance share units at December 31, 2008.

Outstanding Equity Awards at Fiscal Year-End

OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)
Thomas Quinlan	—	413,000	32.07	2/28/2018	—	—	—	—
	65,000	195,000	36.22	3/20/2017	—	—	—	—
	47,250	—	16.73	1/1/2013	—	—	—	—
	31,500	—	16.84	12/23/2011	—	—	—	—
	63,000	—	4.33	12/11/2010	—	—	—	—
	—	—	—	—	94,506	1,283,391	—	—
	—	—	—	—	—	—	30,000	407,400

Suzanne Bettman	25,000	—	29.38	5/4/2014	—	—	—	—
	—	—	—	—	46,000	624,680	—	—

Daniel Knotts	—	125,000	32.07	2/28/2018	—	—	—	—
	20,000	60,000	36.22	3/20/2017	—	—	—	—
	1,200	—	24.22	9/23/2013	—	—	—	—
	20,000	—	18.80	3/25/2013	—	—	—	—
	45,000	—	21.09	3/22/2010	—	—	—	—
	7,500	—	34.28	3/24/2009	—	—	—	—
	—	—	—	—	49,631	673,989	—	—
	—	—	—	—	—	—	10,000	135,800

Miles McHugh	—	—	—	—	56,750	770,665	—	—

John Paloian	—	216,000	32.07	2/28/2018	—	—	—	—
	32,500	97,500	36.22	3/20/2017	—	—	—	—
	100,000	—	29.24	3/28/2014	—	—	—	—
	—	—	—	—	66,506	903,151	—	—
	—	—	—	—	—	—	15,000	203,700

Note:	Multiple awards have been aggregated where the expiration date and the exercise and/or base price of the instruments are identical.
[1]	The following table provides information with respect to the vesting of each NEO’s outstanding unexercisable options that are set forth in the above table:

Vesting Date	Thomas Quinlan	Suzanne Bettman	Daniel Knotts	Miles McHugh	John Paloian
2/28/2009	103,250	—	31,250	—	54,000
3/21/2009	65,000	—	20,000	—	32,500
2/28/2010	103,250	—	31,250	—	54,000
3/21/2010	65,000	—	20,000	—	32,500
2/28/2011	103,250	—	31,250	—	54,000
3/21/2011	65,000	—	20,000	—	32,500
2/28/2012	103,250	—	31,250	—	54,000

Company Information

[2]	The following table provides information with respect to the vesting of each NEO’s outstanding unvested restricted stock units that are set forth in the above table.

Vesting Date	Thomas Quinlan	Suzanne Bettman	Daniel Knotts	Miles McHugh	John Paloian
1/4/2009	—	—	6,375	750	—
1/10/2009	—	5,000	2,500	5,000	—
2/22/2009	6,250	2,500	—	—	6,250
3/23/2009	6,250	—	—	—	6,250
1/10/2010	—	5,000	2,500	5,000	—
2/22/2010	6,250	2,500	—	—	6,250
1/10/2011	—	5,000	2,500	5,000	—
2/28/2011	58,000	—	18,000	—	30,000
2/22/2012	17,756	—	17,756	—	17,756
2/28/2012	—	26,000	—	41,000	—
[3]	Assumes a price per share of $13.58 on December 31, 2008.
[4]

Although the Company reversed compensation expense related to PSUs during 2008 because the Company no longer expects the threshold performance target to be met, per Securities and Exchange Commission rules this column represents such PSUs granted on March 21, 2007 assuming threshold performance achievement. Each PSU is equivalent to one share of the Company’s common stock on the date of grant. The PSUs are earned for achieving specified business objectives of normalized earnings-per-share over a three-year performance period beginning March 21, 2007 and ending December 31, 2009. The minimum target must be reached in order for the holder to be entitled to receive any PSUs. From 50% to up to 250% of the number of PSUs granted may be earned depending upon performance versus specified target levels. After the performance period, the earned PSUs will be paid in stock or cash at the discretion of the Human Resources Committee. If paid in cash, the cash value for each PSU will be equal to the fair market value of one share of the Company’s common stock on the payment date. If employment is terminated by the Company without cause or by the NEO for good reason (each as defined in the NEO’s employment agreement), the PSUs will vest and be payable, if at all, on the same terms and conditions that would have applied had such NEO’s employment not been terminated (i.e., performance measured on December 31, 2009). If employment terminates by reason of death or disability, 50% of any unvested PSUs will vest and become payable, assuming the attainment of threshold performance or, if greater, based on actual performance through the date of death or determination of disability. In the event of a change in control (as defined in the 2004 PIP), all of the PSUs will vest and be payable at target performance (100%) or, if greater, based on actual performance through the Acceleration Date (as defined in the 2004 PIP) against certain change in control earnings per share objectives.

[5]

Assumes threshold performance achievement (50% payout of the PSUs granted) and a price per share of $13.58 on December 31, 2008. The Company reversed compensation expense related to the PSUs during 2008 because the Company no longer expects the threshold performance target to be met.

2008 Option Exercises and Stock Vested

The following table shows information regarding the value of options exercised and restricted stock and restricted stock units vested during 2008.

	OPTION AWARDS		STOCK AWARDS

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Thomas Quinlan	0	N/A	26,675	872,589
Suzanne Bettman	0	N/A	8,750	270,263
Daniel Knotts	0	N/A	8,875	318,619
Miles McHugh	0	N/A	5,750	202,238
John Paloian	0	N/A	12,500	381,000
[1]	Represents the vesting of restricted stock, restricted stock units, performance share units and other similar instruments under the Company’s equity plans.
[2]

Value realized on vesting of restricted stock, performance share units or restricted stock units is the fair market value on the date of vesting. Fair market value is based on the closing price reported in the New York Stock Exchange Composite Transactions report.

Company Information

Pension Benefits

Under the Retirement Benefit Plan of RR Donnelley & Sons Company and the Retirement Income Plan of Moore Wallace North America, Inc., (collectively referred to as the Qualified Retirement Plans), effective as of January 1, 2005 eligible employees accrue retirement benefits of 0.7% of covered compensation each year. Employees of RR Donnelley & Sons Company who met certain requirements and whose age and service points as of December 31, 2004 equaled 55 to 64 points accrue an additional 0.25% of covered compensation and those with 65 or more points accrue an additional 0.50% of covered compensation. Prior to January 1, 2005, employees of RR Donnelley participated in one of two defined benefit programs with higher accrual rates. The defined benefit plan for Moore Wallace employees had been frozen as of December 31, 2000, with no benefit accrual until the plan was reactivated as of January 1, 2005. Compensation covered by these Qualified Retirement Plans generally includes salary and annual cash bonus awards. The amount of annual earnings that may be considered in calculating benefits under the pension plan is limited by law. For 2008, the annual limitation is $230,000. The pension plan is funded entirely by the Company with contributions made to a trust fund from which the benefits of participants are paid.

The U.S. government places limitations on pensions that can be accrued under federal income tax qualified plans. An employee’s pension amounts that exceed such limitations, as well as benefits accrued under certain executives’ employment agreements, are paid under the RR Donnelley & Sons Company Unfunded Supplemental Benefit Plan or the Moore Wallace Unfunded Supplemental Retirement Income Plan (collectively referred to as the Non-Qualified Retirement Plans) to the extent such amounts would have been accrued under the Qualified Retirement Plans. All employees who are eligible to participate in the Company’s tax qualified pension plans are eligible for these supplemental payments to the extent their compensation is limited by compensation-related governmental restrictions on benefits. Approximately 608 employees are covered by these plans and in 2008, approximately 243 individuals received such supplemental payments. These Non-Qualified Plans are unfunded and provide for payments to be made out of the Company’s general assets.

Some participants have a pre-2005 cash balance or pension equity benefit with respect to which they can elect to receive a lump sum amount upon termination. New participants in the Retirement Plans will receive a career average plan benefit. Under the career average plan benefit, benefits are paid monthly after retirement for the life of the participant or, if the participant is married or chooses an optional benefit form, in an actuarially reduced amount for the life of the participant and surviving spouse or other named survivor.

See Note 11 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 for a discussion of the relevant assumptions used in calculating the present value of the current accrued benefit with respect to each NEO under both the Pension Plans and the Supplemental Pension Plans set forth in the table below.

Company Information

2008 Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Thomas Quinlan	Pension Plan	8	$17,577	—
	Supplemental Pension Plan	8	$124,234	—

Suzanne Bettman	Pension Plan	4	$22,531	—
	Supplemental Pension Plan	4	$51,865	—

Daniel Knotts	Pension Plan	22	$90,249	—
	Supplemental Pension Plan	22	$126,683	—

Miles McHugh	Pension Plan	5	$23,322	—
	Supplemental Pension Plan	5	$24,515	—

John Paloian(1)	Pension Plan	15	$120,746	—
	Supplemental Pension Plan	15	$176,612	—
[1]	Mr. Paloian’s years of credited service include 11 years of credited service from a prior period of employment with the Company as provided under the terms of the Plans.

Nonqualified Deferred Compensation

The 2008 Nonqualified Deferred Compensation table presents amounts deferred under our Deferred Compensation Plan. Participants may defer up to 50% of base salary and 100% of annual incentive bonus payments under the Deferred Compensation Plan. Deferred amounts are credited with earnings or losses based on the rate of return of mutual funds selected by the executive, which the executive may change at any time. We do not make contributions to participants’ accounts under the Deferred Compensation Plan. Distributions generally are paid in a lump sum distribution upon the six-month anniversary of the termination of the NEO’s employment with the Company unless the NEO elects that a distribution be made three years after a deferral under certain circumstances.

The table also presents amounts deferred under our Supplemental Executive Retirement Plan (“SERP-B”). Under the SERP-B, participants could defer a portion of their regular earnings substantially equal to the difference between the amount that, in the absence of legislation limiting additions to our Savings Plan, would have been allocated to an employee’s account as before-tax and matching contributions, minus the deferral amount actually allocated under the Savings Plan. Deferred amounts earn interest at the prime rate and such interest is paid by the Company. Distributions are paid in a lump sum distribution upon the six-month anniversary of the termination of the participant’s employment with our Company. The SERP-B was frozen in 2004 and no additional amounts may be contributed by NEOs.

Company Information

2008 Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Thomas Quinlan
Deferred Compensation Plan	—	—	—	—	—
Supplemental Executive Retirement Plan-B	—	9,934	—	—	208,606

Suzanne Bettman
Deferred Compensation Plan	—	—	(296,650)	—	480,798
Supplemental Executive Retirement Plan-B	—	—	—	—	—

Daniel Knotts
Deferred Compensation Plan	—	—	—	—	—
Supplemental Executive Retirement Plan-B	—	—	—	—	—

Miles McHugh
Deferred Compensation Plan	—	—	—	—	—
Supplemental Executive Retirement Plan-B	—	—	—	—	—

John Paloian
Deferred Compensation Plan	110,000	—	(57,310)	—	140,632
Supplemental Executive Retirement Plan-B	—	—	—	—	—
[1]	Amounts in this column are included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns in the 2008 Summary Compensation table on page 27 of this proxy statement.
[2]

Amounts in this column are included in the “All Other Compensation” column in the 2008 Summary Compensation table. Amounts in this column with respect to the Supplemental Executive Retirement Plan-B consist of Company contributed interest calculated at the prime interest rate on the NEO’s account balance. The Company makes no contributions with respect to the Deferred Compensation Plan.

[3]

Amounts in this column are not included in the 2008 Summary Compensation table. There are no earnings with respect to the Supplemental Executive Retirement Plan-B other than the Company contributed interest.

Potential Payments Upon Termination or Change in Control

As noted under Compensation Discussion and Analysis — Post-Termination Compensation on page 24 of this proxy statement, we have entered into employment agreements with each of our NEOs that provide for payments and other benefits in connection with the officer’s termination for a qualifying event or circumstance and, in some agreements, for enhanced payments in connection with such termination after a Change in Control (as defined in the applicable agreement). A description of the terms with respect to each of these types of terminations follows.

Termination other than after a Change in Control

The employment agreements for each NEO provide for payments of certain benefits, as described below, upon the termination of the employment of an NEO. The NEO’s rights upon a termination of his or her employment depend upon the circumstances of the termination. Central to an understanding of the rights of each NEO under the employment agreements is an understanding of the definitions of ‘Cause’ and ‘Good Reason’ that are used in those agreements. For purposes of the employment agreements:

•

We have Cause to terminate the NEO if the NEO has engaged in any of a list of specified activities, including refusing to substantially perform duties consistent with the scope and nature of his or her position or refusal or failure to attempt in good faith to follow the written direction of the chief executive officer, chief operating officer, chief financial officer or the Board, as applicable, committing an act materially injurious (monetarily or otherwise) to us or our subsidiaries, commission of a felony or other actions specified in the definition.

•

The NEO is said to have Good Reason to terminate his or her employment (and thereby gain access to the benefits described below) if we assign the NEO duties that represent a material diminution of his or her duties or responsibilities, reduce the NEO’s compensation, generally require that the NEO’s principal office be located other than in Chicago, Illinois or, in the case of Mr. Quinlan and Mr. Paloian, New York, New York, or materially breach the employment agreement.

Company Information

The employment agreements for the NEOs require, as a precondition to the receipt of these payments, that the NEO sign a standard form of release in which he or she waives all claims that he or she might have against us and certain associated individuals and entities. The employment agreements also include noncompete and nonsolicit provisions that would apply for a period of eighteen months to two years, as set forth in such NEOs agreement, following the NEO’s termination of employment.

The benefits to be provided to the NEO in each of those situations are described in the tables below, which assume that the termination had taken place on December 31, 2008, the last day of our most recent fiscal year.

Termination after a Change in Control

The NEO’s are entitled to certain tax gross-ups upon a termination after a Change in Control (as defined in such NEO’s employment agreement).

As with the severance provisions described above, the rights to which the NEO’s are entitled under the Change in Control provisions upon a termination of employment are dependent on the circumstances of the termination. The definitions of Cause and Good Reason are the same in this termination scenario as in a termination other than after a Change in Control.

Payment Obligations Under Employment Agreements upon Termination of Employment of NEO

The following tables set forth our payment obligations under the employment agreements under the circumstances specified upon a termination of the employment of our NEOs. The tables do not include payments or benefits that do not discriminate in scope, terms or operation in favor of the NEOs and are generally available to all salaried employees, or pension or deferred compensation payments that are discussed in Pension Benefits and Nonqualified Deferred Compensation beginning on page 33 of this proxy statement.

The tables further assume the following. Unless otherwise noted, the descriptions of the payments below are applicable to all of the tables relating to potential payments upon termination or change in control.

Disability or Death — All NEOs are entitled to pension benefits upon death or disability according to the terms of the pension plan. The employment agreements provide that in the event of disability, in addition to payments under the Company’s disability benefits plan available to all salaried employees (generally, 60% of his or her base salary until age 65, up to a maximum of $10,000 per month), each NEO is entitled to benefits paid under a supplemental disability insurance policy maintained by the Company for the NEO’s benefit. The employment agreements also provide that in the event of disability, each NEO is entitled to his or her prorated target annual bonus for the year in which the disability occurs and all unvested equity awards held by such NEO immediately vest except that 50% of the PSUs will vest and become payable, assuming attainment of target performance (100% achievement), or, if greater, actual performance through the date of death or disability.

Equity Acceleration — Each NEO is entitled to immediate vesting of all outstanding equity awards in the event of any termination other than resignation other than for Good Reason or termination with Cause except that the PSUs will vest and be payable, if at all, on the same terms and conditions that would have applied had the NEO’s employment not terminated (i.e, performance measured on December 31, 2009). Each NEO is generally entitled to immediate vesting of all outstanding equity awards upon a Change in Control (as defined in the 2004 PIP or 2003 LTIP, as applicable) and may be entitled to a gross up payment, as described below, except that the PSUs will vest and be payable at target performance (100%) or, if greater, based on actual performance through the Acceleration Date (as defined in the 2004 PIP) against certain change in control earnings per share objectives. For all NEOs, all unvested equity awards are forfeited in the event of resignation other than for Good Reason or termination with Cause. Treatment of equity upon death or disability is discussed above in “Disability or Death.” Value of accelerated restricted stock units and PSUs is the fair market value on the date of termination.

Value of accelerated options is determined by subtracting the exercise price from the fair market value on the date of termination. For purposes of the tables, fair market value is the closing price reported in the New York Stock Exchange Composite Transactions report on December 31, 2008 of $13.58.

Health Care Benefits — The employment agreements generally provide that, after resignation for Good Reason or termination without Cause, the Company will continue providing medical, dental, and vision coverage to the NEO and the NEO’s dependents at

Company Information

least equal to that which would have been provided if the NEO’s employment had not terminated, if such coverage continues to be available to the Company, until the earlier of (a) the date the NEO becomes eligible for any comparable medical, dental, or vision coverage provided by any other employer or (b) the end date of an enumerated period following the NEO’s date of termination. For Messrs. Quinlan, Knotts and Paloian this period is 24 months after such resignation or termination before a Change in Control, and 36 months after a Change in Control and for Ms. Bettman and Mr. McHugh this period is 18 months after such resignation or termination (either before or after a Change in Control). In the event of resignation other than for Good Reason or termination with Cause, the NEO is entitled to the same benefits as all other employees would be entitled to after termination. Benefits payable upon disability or death are described above in “Disability or Death.”

280G Tax Gross-Up — Upon a change-in-control of the Company, an NEO may be subject to certain excise taxes under Section 4999 of the Internal Revenue Code with respect to payments that are treated as excess parachute payments under Section 280G. The Company has agreed to reimburse each NEO for all excise taxes that are imposed on the NEO under Section 4999 and any income and excise taxes that are payable by the NEO as a result of any reimbursements for such excise taxes. In the event, however, it is determined that the NEO is entitled to a reimbursement payment for such excise taxes, but that the change-in-control payments would not be subject to the excise tax if such payments were reduced by an amount that is less than 10% of the portion of the payments that would be treated as excess parachute payments under Section 280G, then the amounts payable to the NEO under the change-in-control agreement will be reduced to the maximum amount that could be paid to the NEO without giving rise to the excise tax. The calculation of the gross-up amount is based upon a Section 4999 excise tax rate of 20%, a 35% federal income tax rate, the applicable state tax rate, and a 1.45% medicare tax rate. For purposes of the Section 280G calculation, it has been assumed that no amounts will be treated as reasonable compensation and no value will be attributed to the NEO’s restrictive covenant.

The tables assume that termination took place on December 31, 2008.

Company Information

Mr. Quinlan, the Company’s president and chief executive officer is entitled to the following:

Benefits and Payments Upon Termination	Resignation for Good Reason or Termination Without Cause($)(1)		Resignation for other than Good Reason or Termination With Cause($)	Resignation for Good Reason or Termination Without Cause after Change-in-Control($)(2)		Disability($)		Death($)
Compensation:
Base Salary	2,000,000		0	3,000,000		—		—
Bonus	3,000,000		0	4,500,000		1,500,000	(3)	1,500,000	(3)

Equity:
Restricted Share Units(4)	1,283,391		0	1,283,391		1,283,391		1,283,391
Options(4)	0		0	0		0		0
Performance Share Units(4)	—	(5)	0	814,800	(6)	407,400	(7)	407,400	(7)

Benefits and Perquisites:(8)
Post-Termination Health Care	106,516		0	159,774		—		—
Supplemental Life Insurance	4,580		0	6,870		—		2,000,000	(9)
Supplemental Disability Insurance	9,080		0	13,620		3,450,006	(10)	—
Financial Planning	24,000		0	36,000		—		—
Car Allowance	33,600		0	50,400		—		—
Tax Gross Up(11)	38,885		0	58,327		—		—
280G Tax Gross Up(12)	—		—	3,604,930		—		—

Total:	6,500,052		0	13,528,112		6,640,797		5,190,791
[1]	Mr. Quinlan is entitled to 2x base salary and 2x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period.
[2]

Mr. Quinlan is entitled to 3x base salary and 3x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period. Mr. Quinlan is also entitled to his pro-rated annual bonus for the year in which the termination occurs, payable at the same time as and to the extent that all other annual bonuses are paid. This pro-rata bonus amount is not included in this table, as it is not considered a severance payment.

[3]	Mr. Quinlan is entitled to his pro-rated target bonus for the year in which death or disability occurs.
[4]	Assumes price per share of $13.58 on December 31, 2008.
[5]

The PSUs will vest and be payable, if at all, on the same terms and conditions that would have applied had Mr. Quinlan’s employment not been terminated (i.e., performance measured on December 31, 2009).

[6]	Assuming an Acceleration Date of the Change in Control of December 31, 2008, the PSUs would vest and become payable at 100% of target performance.
[7]	Upon death or disability, the PSUs vest and become payable at 50% of target performance.
[8]	Except as disclosed, Mr. Quinlan receives the same benefits that are generally available to all salaried employees upon disability or death.
[9]	Represents benefits payable under a supplemental life insurance policy maintained by the Company for the benefit of Mr. Quinlan in excess of the amount generally available to all salaried employees.
[10]

Represents benefits payable under a supplemental disability insurance policy maintained by the Company for the benefit of Mr. Quinlan in excess of the amount generally available to all salaried employees.

[11]	Includes estimated tax gross-ups on benefits and perquisites.
[12]	Includes estimated tax gross-ups on salary, bonus, equity and post-termination benefits and perquisites.

Company Information

Ms. Bettman, the Company’s executive vice president, general counsel, corporate secretary and chief compliance officer is entitled to the following:

Benefits and Payments Upon Termination	Resignation for Good Reason or Termination Without Cause($)(1)	Resignation for other than Good Reason or Termination With Cause($)	Resignation for Good Reason or Termination Without Cause after Change-in-Control($)(1)	Disability($)		Death($)
Compensation:
Base Salary	600,000	0	600,000	—		—
Bonus	900,000	0	900,000	600,000	(2)	600,000	(2)

Equity:
Restricted Share Units(3)	624,680	0	624,680	624,680		624,680
Options(3)	0	0	0	0		0

Benefits and Perquisites:(4)
Post-Termination Health Care	51,111	0	51,111	—		—
Supplemental Life Insurance	2,535	0	2,535	—		2,000,000	(5)
Supplemental Disability Insurance	6,552	0	6,552	3,690,000	(6)	—
Financial Planning	18,000	0	18,000	—		—
Car Allowance	18,000	0	18,000	—		—
Tax Gross Up(7)	17,648	0	17,648	—		—
280G Tax Gross Up(8)	—	—	0	—		—

Total:	2,238,526	0	2,238,526	4,914,680		3,224,680
[1]	Ms. Bettman is entitled to 1.5x base salary and 1.5x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period.
[2]	Ms. Bettman is entitled to her pro-rated target bonus for the year in which death or disability occurs.
[3]	Assumes price per share of $13.58 on December 31, 2008.
[4]	Except as disclosed, Ms. Bettman receives the same benefits that are generally available to all salaried employees upon death or disability.
[5]	Represents benefits payable under a supplemental life insurance policy maintained by the Company for the benefit of Ms. Bettman in excess of the amount generally available to all salaried employees.
[6]

Represents benefits payable under a supplemental disability insurance policy maintained by the Company for the benefit of Ms. Bettman in excess of the amount generally available to all salaried employees.

[7]	Includes estimated tax gross-ups on benefits and perquisites.
[8]	Includes estimated tax gross-ups on salary, bonus, equity and post-termination benefits and perquisites.

Mr. Knotts, the Company’s group president is entitled to the following:

Benefits and Payments Upon Termination	Resignation for Good Reason or Termination Without Cause($)(1)		Resignation for other than Good Reason or Termination With Cause($)	Resignation for Good Reason or Termination Without Cause after Change-in-Control($)(2)		Disability($)		Death($)
Compensation:
Base Salary	1,100,000		0	1,650,000		—		—
Bonus	1,650,000		0	2,475,000		825,000	(3)	825,000	(3)

Equity:
Restricted Share Units(4)	673,989		0	673,989		673,989		673,989
Options(4)	0		0	0		0		0
Performance Share Units(4)	—	(5)	0	271,600	(6)	135,800	(7)	135,800	(7)

Benefits and Perquisites:(8)
Post-Termination Health Care	99,862		0	149,793		—		—
Supplemental Life Insurance	4,100		0	6,150		—		2,000,000	(9)
Supplemental Disability Insurance	9,436		0	14,154		3,704,994	(10)	—
Financial Planning	24,000		0	36,000		—		—
Car Allowance	33,600		0	50,400		—		—
Tax Gross Up(11)	24,456		0	36,684		—		—
280G Tax Gross Up(12)	—		—	1,804,124		—		—

Total:	3,619,443		0	7,167,894		5,339,783		3,634,789
[1]	Mr. Knotts is entitled to 2x base salary and 2x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period.

Company Information

[2]

Mr. Knotts is entitled to 3x base salary and 3x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period. Mr. Knotts is also entitled to his pro-rated annual bonus for the year in which the termination occurs, payable at the same time as and to the extent that all other annual bonuses are paid. This pro-rata bonus amount is not included in this table, as it is not considered a severance payment.

[3]	Mr. Knotts is entitled to his pro-rated target bonus for the year in which death or disability occurs.
[4]	Assumes price per share of $13.58 on December 31, 2008.
[5]	The PSUs will vest and be payable, if at all, on the same terms and conditions that would have applied had Mr. Knott’s employment not been terminated (i.e., performance measured on December 31, 2009).
[6]	Assuming an Acceleration Date of the Change in Control of December 31, 2008, the PSUs would vest and become payable at 100% of target performance.
[7]	Upon death or disability, the PSUs vest and become payable at 50% of target performance.
[8]	Except as disclosed, Mr. Knotts receives the same benefits that are generally available to all salaried employees upon death or disability.
[9]	Represents benefits payable under a supplemental life insurance policy maintained by the Company for the benefit of Mr. Knotts in excess of the amount generally available to all salaried employees.
[10]

Represents benefits payable under a supplemental disability insurance policy maintained by the Company for the benefit of Mr. Knotts in excess of the amount generally available to all salaried employees.

[11]	Includes estimated tax gross-ups on benefits and perquisites.
[12]	Includes estimated tax gross-ups on salary, bonus, equity and post-termination benefits and perquisites.

Mr. McHugh, the Company’s executive vice president and chief financial officer is entitled to the following:

Benefits and Payments Upon Termination	Resignation for Good Reason or Termination Without Cause($)(1)	Termination With Cause($)	Resignation for Good Reason or Termination Without Cause after Change-in- Control($)(1)	Disability($)		Death($)
Compensation:
Base Salary	675,000	0	675,000	—		—
Bonus	1,012,500	0	1,012,500	675,000	(2)	675,000	(2)

Equity:
Restricted Share Units(3)	770,665	0	770,665	770,665		770,665

Benefits and Perquisites:(4)
Post-Termination Health Care	20,729	0	20,729	—		—
Supplemental Life Insurance	—	—	—	—		2,000,000	(5)
Supplemental Disability Insurance	—	—	—	3,112,500	(6)	—
280G Tax Gross Up(7)	—	—	810,333	—		—

Total:	2,478,894	0	3,289,227	4,558,165		3,445,665
[1]	Mr. McHugh is entitled to 1.5x base salary and 1.5x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period.
[2]	Mr. McHugh is entitled to his pro-rated target bonus for the year in which death or disability occurs.
[3]	Assumes price per share of $13.58 on December 31, 2008.
[4]	Except as disclosed, Mr. McHugh receives the same benefits that are generally available to all salaried employees upon death or disability.
[5]	Represents benefits payable under a supplemental life insurance policy maintained by the Company for the benefit of Mr. McHugh in excess of the amount generally available to all salaried employees.
[6]

Represents additional benefits payable under a supplemental disability insurance policy maintained by the Company for the benefit of Mr. McHugh in excess of the amount generally available to all salaried employees.

[7]	Includes estimated tax gross-ups on salary, bonus, equity and post-termination benefits and perquisites.

Company Information

Mr. Paloian, the Company’s chief operating officer is entitled to the following:

Benefits and Payments Upon Termination	Resignation for Good Reason or Termination Without Cause($)(1)		Resignation for other than Good Reason or Termination With Cause($)	Resignation for Good Reason or Termination Without Cause after Change-in-Control($)(2)		Disability($)		Death($)
Compensation:
Base Salary	1,400,000		0	2,100,000		—		—
Bonus	2,100,000		0	3,150,000		1,050,000	(3)	1,050,000	(3)

Equity:
Restricted Share Units(4)	903,151		0	903,151		903,151		903,151
Options(4)	0		0	0		0		0
Performance Share Units(4)	—	(5)	0	407,400	(6)	203,700	(7)	203,700	(7)

Benefits and Perquisites:(8)
Post-Termination Health Care	122,740		0	184,110		—		—
Supplemental Insurance	20,340		0	30,510		—		2,000,000	(9)
Supplemental Disability Insurance	5,822		0	8,733		1,297,503	(10)	—
Financial Planning	24,000		0	36,000		—		—
Car Allowance	33,600		0	50,400		—		—
Tax Gross Up(11)	35,512		0	53,268		—		—
280G Tax Gross Up(12)	—		—	0		—		—

Total:	4,645,165		0	6,923,572		3,454,354		4,156,851
[1]	Mr. Paloian is entitled to 2x base salary and 2x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period.
[2]

Mr. Paloian is entitled to 3x base salary and 3x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period. Mr. Paloian is also entitled to his pro-rated annual bonus for the year in which the termination occurs, payable at the same time as and to the extent that all other annual bonuses are paid. This pro-rata bonus amount is not included in this table, as it is not considered a severance payment.

[3]	Mr. Paloian is entitled to his pro-rated target bonus for the year in which death or disability occurs.
[4]	Assumes price per share of $13.58 on December 31, 2008.
[5]

The PSUs will vest and be payable, if at all, on the same terms and conditions that would have applied had Mr. Paloian’s employment not been terminated (i.e., performance measured on December 31, 2009).

[6]	Assuming an Acceleration Date of the Change in Control of December 31, 2008, the PSUs would vest and become payable at 100% of target performance.
[7]	Upon death or disability, the PSUs vest and become payable at 50% of target performance.
[8]	Except as disclosed, Mr. Paloian receives the same benefits that are generally available to all salaried employees upon death or disability.
[9]	Represents benefits payable under a supplemental life insurance policy maintained by the Company for the benefit of Mr. Paloian in excess of the amount generally available to all salaried employees.
[10]

Represents additional benefits payable under a supplemental disability insurance policy maintained by the Company for the benefit of Mr. Paloian in excess of the amount generally available to all salaried employees.

[11]	Includes estimated tax gross-ups on benefits and perquisites.
[12]	Includes estimated tax gross-ups on salary, bonus, equity and post-termination benefits and perquisites.

Company Information

Director Compensation

Equity-Based Compensation

The Board determined that, as of April 14, 2004, all non-employee director annual retainer and meeting fees would be paid in the form of restricted stock units. For awards made prior to July 2007, the restricted stock units vest in two parts. The first one-third of the restricted stock unit award vests on the earlier of the third anniversary of the grant date and the date a director ceases to be a director of the Company. The remaining two-thirds of the restricted stock unit award vests on the date the director ceases to be a director of the Company. Each director had the option to defer the first one-third of the restricted stock unit award until the date the director ceases to be a director of the Company. Dividend equivalents on the awards are deferred (credited with interest quarterly at the same rate as five-year U.S. government bonds) and paid out in cash upon the date the director ceases to be a director of the Company. For awards made after July 2007, the restricted stock units vest in equal portions over three years or on the date the director ceases to be a director of the Company, whichever is earlier. Dividend equivalents on the awards are deferred (credited with interest quarterly at the same rate as five-year U.S. government bonds) and paid out in cash with the corresponding restricted stock units. The Company may elect to make payment in the form of shares of the Company’s common stock or cash upon vesting. Each director receives annually a restricted stock unit grant, the fair market value of which is $220,000, as a base retainer for serving as a director. A director will additionally receive the following annual awards, as applicable:

–	a restricted stock unit grant, the fair market value of which is $35,000, for serving as the chairman of the audit committee;

–	a restricted stock unit grant, the fair market value of which is $20,000, for serving as chairman of any other committee;

–	a restricted stock unit grant, the fair market value of which is $20,000, for serving as a member of the audit committee other than the chairman; or

–	a restricted stock unit grant, the fair market value of which is $150,000, for serving as chairman of the board of directors.

Fair market value is defined as the closing price of the Company’s stock on the date of grant.

Pension

Under the Wallace Computer Services Directors Pension Plan, Messrs. Pope and Riordan will receive quarterly payments of $6,250 starting at age 60. No other director will receive payments under this plan.

Indemnification Agreements

The Company is party to indemnification agreements with each of its directors that requires the Company to indemnify the directors to the fullest extent permitted by Delaware law. The Company’s certificate of incorporation also requires the Company to indemnify both the directors and officers to the fullest extent permitted by Delaware law.

Benefits

Non-employee directors may also elect to participate in the Company’s medical benefit plans. Any director who so elects pays the full cost of participation as if such director were a retiree of the Company.

Company Information

2008 Non-Employee Director Compensation Table

Directors who are our employees receive no additional fee for service as a director. Non-employee directors receive equity-based compensation as described above. As required by SEC rules, the table below shows the compensation cost recognized in 2008 with respect to all outstanding stock awards held by the non-employee director.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(1)(4)	Non-Equity Incentive Plan Compensation ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)(3)
Lee Chaden	—	122,715	—	—	—	—		122,715
Rick Goings	—	122,346	—	—	—	—		122,346
Judith Hamilton	—	(460,344)	—	—	—	7,375	(5)	(452,969)
Susan M. Ivey*	—	—	—	—	—	—		0
Thomas Johnson	—	(460,344)	—	—	—	8,861	(5)	(451,483)
John Pope	—	(439,964)	—	—	—	15,692	(6)	(424,272)
Michael Riordan	—	(445,165)	—	—	—	5,957	(6)	(439,208)
Oliver Sockwell	—	(414,729)	—	—	—	6,113	(5)	(408,616)
Stephen Wolf	—	(718,722)	—	—	—	7,534	(5)	(711,188)
*	Ms. Ivey joined the Board in 2009 and thus did not receive any awards in 2008.
[1]

No annual cash, stock option grants or non-stock incentive plan compensation payments were made as compensation for director services in 2008 or are contemplated under our current compensation structure.

[2]

The amounts shown in this column constitute restricted stock units granted under the Company’s 2004 PIP awarded as payment of non-employee director annual retainer and fees for serving as chairperson of the board or committees calculated as set forth above under Equity-Based Compensation. The amounts are valued based on the dollar amount of compensation cost recognized in 2008 with respect to all outstanding stock awards, dividend equivalents and interest thereon held by the non-employee director as determined pursuant to Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (which we refer to as FAS 123R). See Note 17 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 for a discussion of the relevant assumptions used in calculating the value pursuant to FAS 123R. The aggregate grant date fair value of awards made in 2008 were: Mr. Chaden, $277,479 (includes a pro rata grant for the period from the date Mr. Chaden joined the Board in 2008 until the date of the 2008 Annual Meeting); Mr. Goings, $277,863 (includes a pro rata grant for the period from the date Mr. Goings joined the Board in 2008 until the date of the 2008 Annual Meeting); Ms. Hamilton, $240,000; Ms. Ivey, $0; Mr. Johnson, $240,000; Mr. Pope, $255,000; Mr. Riordan, $240,000; Mr. Sockwell, $220,000 and Mr. Wolf, $370,000. As of December 31, 2008, each director had outstanding the following aggregate number of restricted stock units: Mr. Chaden, 8,678; Mr. Goings, 8,641; Ms. Ivey, 0; Ms. Hamilton, 32,002; Mr. Johnson, 32,002; Mr. Pope, 31,874; Mr. Riordan, 31,342; Mr. Sockwell, 29,020 and Mr. Wolf, 49,726.

[3]

During 2008, the Company reversed a portion of the compensation expense related to director RSUs that was previously expensed and reported in 2007. As required by Securities and Exchange Commission rules, these negative amounts are reflected above in the Stock Awards and Total Compensation columns.

[4]

As of December 31, 2008, the following directors had outstanding the following numbers of outstanding options to purchase shares of Common Stock: Ms. Hamilton, 6,873; Mr. Johnson, 28,897; Mr. Sockwell, 17,814 and Mr. Wolf, 17,814.

[5]

Consists of dividends on phantom shares under the Company’s Policy on Retirement Benefits, Phantom Stock Grants and Stock Options for Directors, credited as additional phantom shares. As of December 31, 2008, the following directors had outstanding the following aggregate numbers of phantom shares: Ms. Hamilton, 7,335 phantom shares; Mr. Johnson, 8,812 phantom shares; Mr. Sockwell, 6,079 phantom shares and Mr. Wolf, 7,493 phantom shares. The phantom shares are fully vested.

[6]

Consists of dividends paid on amounts held in the directors’ account under the Wallace Corporation Director Compensation Plan pursuant to which the directors retainer fees were credited as shares of stock in Company maintained accounts, similar to phantom stock. Dividends paid on these shares are accrued and credited as additional shares on December 31 of each year. As of December 31, 2008, there were 1,108 and 420 shares credited to Mr. Pope’s and Mr. Riordan’s accounts, respectively.

Company Information

Certain Transactions

In February 2007, the Corporate Responsibility & Governance Committee adopted a written policy relating to approval or ratification of all transactions involving an amount in excess of $120,000 in which the Company is a participant and in which a related person has or will have a direct or indirect material interest, including without limitation any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships, subject to certain enumerated exclusions. Under the policy, such related person transactions must be approved or ratified by (i) the committee or (ii) if the committee determines that the approval or ratification of such transaction should be considered by all of the disinterested members of the board, such disinterested members of the board by a majority vote. Related persons include any of our directors or certain executive officers, certain of our shareholders and their immediate family members.

In considering whether to approve or ratify any related person transaction, the committee or such disinterested directors, as applicable, may consider all factors that they deem relevant to the transaction, including, but not limited to, the size of the transaction and the amount payable to or receivable from a related person, the nature of the interest of the related person in the transaction, whether the transaction may involve a conflict of interest; and whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

To identify related person transactions, at least once a year all directors and executive officers of the Company are required to complete questionnaires seeking, among other things, disclosure with respect to such transactions of which such director or executive officer may be aware. In addition, each executive officer of the Company is required to advise the Chairman of the committee of any related person transaction of which he or she becomes aware.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of the common stock of the Company, to file with the Securities and Exchange Commission and the New York Stock Exchange reports of ownership of company securities and changes in reported ownership. Officers, directors and greater than ten percent shareholders are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on a review of the copies of such forms furnished to the Company, or written representations from the reporting persons that no Form 5 was required, the Company believes that during 2008 all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with.

Report of the Audit Committee

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2008. The committee has discussed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, including their judgments as to the quality of the Company’s financial reporting. The committee has received from the independent registered public accounting firm written disclosures and a letter as required by the Public Company Accounting Oversight Board’s Ethics and Independence Rule 3526 and discussed with the independent registered public accounting firm its independence from management and the Company. In considering the independence of the Company’s independent registered public accounting firm, the committee took into consideration the amount and nature of the fees paid to the firm for non-audit services, as described below.

During the course of the fiscal year ended December 31, 2008, management completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in

Company Information

Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. Management and the Company’s independent registered public accounting firm kept the committee apprised of the progress of the documentation, testing and evaluation through periodic updates, and the committee provided advice to management during this progress.

In reliance on the review and discussions described above, the committee recommended to the Board of Directors that the year-end audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.

The Audit Committee

John C. Pope, Chairman

Lee A. Chaden

Susan M. Ivey

Michael T. Riordan

The Company’s Independent Registered Public Accounting Firm

Fees

Audit Fees — Deloitte & Touche LLP (Deloitte) was the Company’s independent registered public accounting firm for the years ended December 31, 2008 and 2007. Total fees paid to Deloitte for audit services rendered during 2008 and 2007 were $12,227,000 and $10,339,000, respectively.

Audit-Related Fees — Total fees paid to Deloitte for audit-related services rendered during 2008 and 2007 were $820,000 and $495,808, respectively, related primarily to acquisition due diligence.

Tax Fees — Total fees paid to Deloitte for tax services rendered during 2008 and 2007 were $74,000 and $128,500, respectively, related primarily to international and domestic tax compliance and other tax integration services.

All Other Fees — Total fees paid to Deloitte for all other services rendered during 2008 and 2007 were $0 and $0, respectively.

Audit Committee Pre-Approval Policy — The Audit Committee has policies and procedures that require the approval by the Audit Committee of all services performed by, and as necessary, fees paid to, the Company’s independent registered public accounting firm. The Audit Committee approves the proposed services, including the scope of services contemplated and the related fees, associated with the current year audit. In addition, Audit Committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees pre-approved by the Audit Committee. The Audit Committee pre-approves, up to an aggregate dollar amount and individual dollar amount per engagement, certain permitted non-audit services anticipated to be provided by the Company’s independent registered public accounting firm. In the event permitted non-audit service amounts exceed the thresholds established by the pre-approval policy, the Audit Committee must specifically approve such excess amounts. The Audit Committee chairman has the authority to approve any services outside the specific pre-approved non-audit services and must report any such approval at the next meeting of the Audit Committee.

Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided as noted above were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein.

Submitting Stockholder Proposals and Nominations for 2010 Annual Meeting

Any proposals that stockholders wish to present at the 2010 Annual Meeting must be received by December 21, 2009 in order to be considered for inclusion in the Company’s proxy materials. The 2010 Annual Meeting is currently scheduled to be held on May 20, 2010. The Corporate Responsibility & Governance Committee will consider stockholders’ nominees for the Board of Directors and stockholder proposals submitted for the meeting.

A stockholder wishing to nominate a candidate for election to the Board, or make a proposal at the 2010 Annual Meeting, is required to give appropriate written notice to the Secretary of the Company, which must be received by the Company between 60 to 90 days before the meeting. If notice or public announcement of the meeting date comes less than 75 days before the meeting, stockholders are allowed to submit a notice of nomination or proposal within ten days after the meeting date is announced.

A nomination or proposal that does not supply adequate information about the nominee or proposal and the stockholder making the nomination or

Company Information

proposal will be disregarded. All proposals or nominations should be addressed to: Secretary, R.R. Donnelley & Sons Company, 111 South Wacker Drive, Chicago, Illinois 60606-4301.

Discretionary Voting of Proxies on Other Matters

The Company’s management does not currently intend to bring any proposals to the 2009 Annual Meeting other than the election of directors and ratification of the auditors and does not expect any stockholder proposals other than those described in this proxy statement. If new proposals requiring a vote of the stockholders are brought before the meeting in a proper manner, the persons named in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment.

By order of the Board of Directors

Suzanne S. Bettman, Secretary

Chicago, Illinois, April 15, 2009

Admission Ticket

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote you proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Chicago Time, on May 21, 2009.

Vote by Internet • Log on to the Internet and go to www.investorvote.com/RRD • Follow the steps outlined on the secured website.

Vote by telephone

•   Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•   Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Election of Directors — The Board of Directors recommends a vote FOR the listed nominees.

1.	Nominees:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
	01 - Thomas J. Quinlan, III	☐	☐	☐	02 - Stephen M. Wolf	☐	☐	☐	03 - Lee A. Chaden	☐	☐	☐
	04 - E. V. (Rick) Goings	☐	☐	☐	05 - Judith H. Hamilton	☐	☐	☐	06 - Susan M. Ivey	☐	☐	☐
	07 - Thomas S. Johnson	☐	☐	☐	08 - John C. Pope	☐	☐	☐	09 - Michael T. Riordan	☐	☐	☐
	10 - Oliver R. Sockwell	☐	☐	☐

B	Proposals — The Board of Directors recommends a vote FOR Proposal 2 and AGAINST Proposals 3 and 4.

		For	Against	Abstain			For	Against	Abstain
2.	Ratification of the Company’s auditors.	☐	☐	☐	3.	Stockholder proposal with respect to a sustainable forestry report.	☐	☐	☐
4.	Stockholder proposal with respect to special stockholder meetings.	☐	☐	☐	5.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A THROUGH D ON BOTH SIDES OF THIS CARD.

Admission Ticket

R.R. Donnelley & Sons Company

2009 Annual Meeting of Stockholders

Thursday, May 21, 2009 at 11:00 a.m. (Chicago Time)

Renaissance Chicago O’Hare Suites Hotel

8500 Bryn Mawr Avenue, Chicago, Illinois

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

This ticket admits the named stockholder(s). Photocopies will not be accepted.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — R.R. Donnelley & Sons Company	+

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on May 21, 2009

The undersigned hereby appoints Miles W. McHugh and Suzanne S. Bettman, or any of them, proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of R.R. Donnelley & Sons Company to be held on May 21, 2009, at eleven o’clock a.m., Chicago time, and at any adjournments thereof, and to vote as specified in this Proxy all the shares of stock of the Company which the undersigned would be entitled to vote if personally present.

Please indicate your vote with respect to the election of Directors and the other proposals on the reverse. Nominees for Directors are: (01) Thomas J. Quinlan, III, (02) Stephen M. Wolf, (03) Lee A. Chaden, (04) E.V. (Rick) Goings, (05) Judith H. Hamilton, (06) Susan M. Ivey, (07) Thomas S. Johnson, (08) John C. Pope, (09) Michael T. Riordan and (10) Oliver R. Sockwell.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted in accordance with the recommendation of the Board of Directors, FOR Proposal 1, FOR Proposal 2, AGAINST Proposal 3 and AGAINST Proposal 4.

This card also provides voting instructions for shares held in the Dividend Reinvestment Plan, shares held for the benefit of RR Donnelley employees in the RR Donnelley Stock Funds, the Tax Credit Stock Ownership Plan and the RR Donnelley Employee Stock Purchase Plan.

Your vote is important! Please sign and date below and return promptly in the enclosed postage-paid envelope.

C	Non-Voting Items
Change of Address — Please print your new address below.		Comments — Please print your comments below.	Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting.

D	Authorized Signatures — This section must be completed for your instructions to be executed — Date and sign below
Please sign exactly as your name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other officer. If a partnership, please sign in partnership name by authorized persons.
Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A THROUGH D ON BOTH SIDES OF THIS CARD.			+